                                                                     EXHIBIT 4.4

                            WORKING CAPITAL FACILITY

                               FINANCING AGREEMENT

                         CIT BUSINESS CREDIT CANADA INC.

                                   (AS LENDER)

                                       AND

                          WESTERN FOREST PRODUCTS INC.

                                 (AS BORROWER)

                                       AND

      WESTERN PULP LIMITED, WFP LUMBER SALES LIMITED, DOMAN FOREST PRODUCTS LIMITED AND DOMAN-WESTERN LUMBER LTD.

                                 (AS GUARANTORS)

                              DATED: JULY 27, 2004

                                TABLE OF CONTENTS

                                                                    PAGE
ARTICLE 1     DEFINITIONS ......................................      2

ARTICLE 2     CONDITIONS PRECEDENT .............................     19

ARTICLE 3     REVOLVING LOANS ..................................     23

ARTICLE 4     BA EQUIVALENT LOANS ..............................     28

ARTICLE 5     LETTERS OF CREDIT ................................     28

ARTICLE 6     COLLATERAL .......................................     30

ARTICLE 7     REPRESENTATIONS, WARRANTIES AND COVENANTS ........     32

ARTICLE 8     INTEREST, FEES AND EXPENSES ......................     42

ARTICLE 9     POWERS ...........................................     45

ARTICLE 10    EVENTS OF DEFAULT AND REMEDIES ...................     46

ARTICLE 11    TERMINATION ......................................     50

ARTICLE 12    ASSIGNMENTS ......................................     50

ARTICLE 13    MISCELLANEOUS ....................................     51

EXHIBITS

      Exhibit A - Form of Borrowing Base Certificate

      Exhibit B - Form of Officer's Certificate

SCHEDULES

Schedule 1 - Collateral Information, etc.

Schedule 2 - Material Agreements

Schedule 3 - Forest and Timber Tenures, Licences of Occupation Environment Permits, Aquatic Leases, Water Licences and Permits, and Other Authorizations and their respective expiry dates

            THIS FINANCING AGREEMENT (this "Agreement") dated as of July 27, 2004 is entered into among Western Forest Products Inc. (the "Borrower"), Western Pulp Limited ("WPL"), WFP Lumber Sales Limited ("Salesco") Doman Forest Products Limited ("Doman FP") and Doman-Western Lumber Ltd. ("Doman WL"), and together with WPL, Salesco and Doman FP, the "Guarantors" and individually a "Guarantor"), and CIT Business Credit Canada Inc. (the "Lender"). Reference is made to the Introductory Statements below and Section 1.1 hereof for the definition of certain capitalized terms used herein.

INTRODUCTORY STATEMENTS:

A. Pursuant to that certain Financing Agreement, dated as of March 1, 2002 (as amended, supplemented or otherwise modified or restated from time to time, the "Pre-Filing Financing Agreement"), among Doman Forest Products Limited, Western Pulp Limited Partnership, Western Forest Products Limited, Western Pulp Inc. and Eacom Timber Sales Ltd. (collectively, the "Pre-Filing Borrowers"), Doman's Freightways Ltd., Doman Investments Limited, Doman Log Supply Ltd., Doman-Western Lumber Ltd., Diamond Lumber Sales Limited, Quatsino Navigation Company Limited and Alpine Projects Limited (the "Pre-Filing Guarantors"), Doman Industries Limited (the "Pre-Filing Parent"), and the Lender, the Lender made loans and advances to, and arranged for the issuance of letters of credit for and/or provided other financial accommodations to, or on behalf of, the Pre-Filing Borrowers (collectively, the "Pre-Filing Loans");

B. The obligations of the Pre-Filing Borrowers and the Pre-Filing Guarantors in respect of the Pre-Filing Loans were secured by valid, binding, enforceable and perfected liens, security interests and hypothecs in substantially all the inventory, accounts receivable and other current assets of the Pre-Filing Borrowers and the Pre-Filing Guarantors as set out in the Pre-Filing Financing Agreement;

C. On November 7, 2002, the Pre-Filing Parent, the Pre-Filing Borrowers, the Pre-Filing Guarantors, and certain of their direct or indirect subsidiaries commenced proceedings under the Companies Creditors Arrangement Act (the "CCAA") the Company Act (British Columbia) (the "BCCA"), the Canada Business Corporations Act (the "CBCA"), and the Partnership Act (British Columbia) (the "BCPA"), and a plan of reorganization and of compromise and arrangement (as such plan of reorganization and of compromise and arrangement may be amended, modified or supplemented in accordance with its terms, the "Plan of Arrangement") was filed with the Supreme Court of British Columbia (the "Court") on April 30, 2004;

D. The Plan of Arrangement was sanctioned and approved by the Court on June 14, 2004;

E. Pursuant to the Plan of Arrangement, the obligations of the Pre-Filing Borrowers and the Pre-Filing Guarantors in respect of the Pre-Filing Loans and other obligations under the Pre-Filing Credit Agreement (collectively, "Pre-Filing Secured Claims") are to be repaid with the proceeds of loans to be made to the Borrower under this Agreement;

F. Pursuant to the Plan of Arrangement and the Sanction Order, through a series of transactions, the Pre-Filing Borrowers, the Pre-Filing Guarantors and the Pre-Filing Parent will complete a corporate reorganization on the plan implementation date as defined in the Plan (the

"Plan Implementation Date"), with the result that the Lumber Assets (as defined in the Plan of Arrangement) will become the assets of the Borrower and the Pulp Assets (as defined in the Plan of Arrangement) will become the assets of WPL, respectively;

G. Pursuant to Section 8.4(f) of the Plan of Arrangement, the Borrower is required, on or before the Plan Implementation Date, to have entered into this Agreement whereby the Lender will establish in favour of the Borrower a working capital facility in an amount not less than Cdn.$100,000,000, and the Lender has agreed to provide such working capital facility to the Borrower on the terms and conditions set forth herein.

            NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lender, the Borrower and each Guarantor hereby agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

1.1 In this Financing Agreement, the following terms shall have the following meanings unless the context expressly or by necessary implication otherwise requires:

ACCESS AGREEMENTS shall mean access agreements between the Lender and the various landlords of locations at which Collateral or Guarantor's Collateral is located, providing the Lender access rights to the Collateral or the Guarantor's Collateral, as applicable, in form and substance satisfactory to the Lender in its sole and absolute discretion.

ACCOMMODATION shall mean: (i) any advance made by way of a Prime Rate Loan at the request of the Borrower or which is deemed to be made by the Lender hereunder; (ii) any BA Equivalent Loan created hereunder; and (iii) any assistance provided by the Lender to the Borrower to obtain Letters of Credit and/or the granting of any Letter of Credit Guarantee by the Lender.

ACCOUNTS shall mean any and all of the Borrower's and each Guarantor's existing and future: (a) accounts (as defined in the PPSA), and any and all other receivables (whether or not specifically listed on schedules furnished to the Lender), including all accounts created by, or arising from, all sales, leases, rentals of goods or renditions of services to its customers, including those accounts arising under the Borrower's or a Guarantor's trade names or styles, or through the Borrower's or a Guarantor's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper); (c) indemnification rights and tax refunds; (d) the proceeds or royalties of any and all licensing agreements or arrangements between the Borrower or a Guarantor and any licencee of the Borrower's or a Guarantor's General Intangibles; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the PPSA); (g) insurance policies or rights or claims relating to any of the foregoing; (h) any and all rights to payment, including, without limitation, those arising in connection with bank and non-bank credit cards; (i) any and all books and records and any electronic media and software relating to any and all of the foregoing (including any access codes in respect thereof); (j) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Borrower or a Guarantor; (k) cash and non-cash proceeds (as defined in the PPSA) of any and all of the foregoing;
(1) all demands, monies, choses in action and claims for monies now or hereafter due and payable in connection with any and all of the foregoing or otherwise;

and (m) all unpaid sellers or lessors rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom and all rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods.

ADMINISTRATIVE MANAGEMENT FEE shall have the meaning provided for in Section 8.6 of this Financing Agreement.

ASSETS shall mean, with respect to any Person, all property, assets and undertakings of such Person, both real and personal, of every kind and wheresoever situate, whether now owned or hereafter acquired.

AUTHORIZATION shall mean, with respect to any Person, any authorization, order, permit, approval, tenure, grant, waiver, exemption, concession, lease, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Entity or other Person having jurisdiction over such Person, whether or not having the force of law.

AVAILABILITY RESERVE shall mean the sum of: (a) (i) (3) months rental payments or similar charges for the Borrower's or a Guarantor's leased premises where Collateral is stored or located or other locations where Collateral is stored or located which the Borrower or a Guarantor does not own and has not delivered to the Lender a waiver in form and substance satisfactory to the Lender, plus (ii) an amount equal to the greater of (x) (3) months estimated payments plus any other fees or charges which may become payable, or (y) the amount owing by the Borrower or a Guarantor to any applicable warehousemen, third party processor, lessor, licensor or other Person in possession or control of Collateral (as determined by the Lender in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon, (A) delivery to the Lender of any such acceptable form of waiver confirming the Lender's first perfected priority security interest, subject to Permitted Encumbrances, and unfettered access to such location to take possession of the Collateral, (B) the opening or closing of a Collateral location, and/or (C) any change in the amount of rental, storage lease, licence or processor payments or similar charges; (b) $40,000,000 as a net availability reserve, provided that, at any time after the date which is nine months after the Closing Date, the Borrower may require, by written notice to the Lender, that this net availability reserve be reduced from $40,000,000 to $25,000,000 if the Fixed Charge Coverage Ratio for the most recently completed Rolling Period is not less than 1.10:1.00 (the "NET AVAILABILITY BLOCK"); and (c) any reserve which the Lender may reasonably require from time to time pursuant to this Financing Agreement, including in respect of any and all indemnities provided by the Lender to The Toronto-Dominion Bank in respect of any outstanding letters of credit and any and all lease or licence payments or similar charges to ensure unfettered access to the Collateral, in respect of any claim or Encumbrance against any part of the Collateral which may be in priority to the Lender, including concerning any Taxes, pension and other benefits, Royalties, Priority Payables, any credit memos which have not yet been issued, debit memos, unpaid seller's thirty (30) day goods rights to repossess goods, unpaid sellers rights of stoppage in transit, Inventory value adjustments (not to exceed ten percent (10%) of the Borrower's or a Guarantor's cost of such Inventory in the absence of a Default or an Event of Default and the Lender cannot verify the market value of such Inventory to its satisfaction) from time to time to reflect an Inventory value of the lower of cost or market (without duplication to the calculation of the Borrowing Base).

BA EQUIVALENT LOAN shall mean an accommodation of credit made hereunder by the Lender up to the maximum amount of $25,000,000 based on the BA Equivalent Rate for the applicable Interest Period.

BA EQUIVALENT RATE shall mean, for the Interest Period applicable to the Revolving Loan, the simple average of the annual rates for Canadian dollar Bankers' Acceptances, having such specified term (or a term as closely as possible comparable to such specified term), of CIBC that appears on the Reuters Screen CDOR Page as of 10:00 a.m. on such day that the Accommodation is made (or, if such day is not a Business Day, as of 10:00 a.m. on the immediately preceding Business Day), plus two and one quarter of one percent (2 1/4%) per annum.

BANKERS' ACCEPTANCE shall mean a non-interest bearing bill of exchange denominated in Canadian dollars in a form acceptable to a Schedule I bank under the Bank Act (Canada) drawn and endorsed by or in the name of the Borrower and accepted by a Schedule I bank under the Bank Act (Canada).

BLOCKED ACCOUNTS shall have the meaning provided for in Section 3.4(b) of
Article 3 of this Financing Agreement.

BLOCKED ACCOUNTS AGREEMENT shall have the meaning provided for in Section 3.4(b) of Article 3 of this Financing Agreement.

BOND INDENTURE shall mean the indenture dated as of June 26, 2004 executed and delivered by the Borrower and the Guarantor in favour of the Bond Trustee and governing the issuance of the Borrower's 15% secured bonds due June 28, 2009.

BOND TRUSTEE means The Bank of New York, in its capacity as trustee under the Bond Indenture.

BORROWER shall have the meaning provided for in the introductory paragraph of this Agreement and shall extend to all of its successors and assigns.

BORROWING BASE shall mean, subject to the Revolving Line of Credit, the sum of
(a) eighty-five percent (85%) of the Borrower's and the Guarantors' aggregate outstanding Eligible Trade Receivables ("MARGINABLE TRADE RECEIVABLES"), plus
(b) the lesser of (i) sixty-five percent (65%) of the aggregate value of the Borrower's and the Guarantors' Eligible Inventory, valued, on a monthly basis, at the lower of the Borrower's or the applicable Guarantor's cost and market, on an average cost basis, (ii) eighty percent (80%) of the aggregate appraised net recovery value of the Borrower's and the Guarantors' Eligible Inventory, and
(iii) the Inventory Loan Cap, less (c) any applicable Availability Reserves.

BORROWING BASE CERTIFICATE shall mean a certificate delivered by a designated authorized signing officer of the Borrower (for itself and on behalf of the Guarantors) in the form attached hereto as Exhibit A.

BUSINESS DAY shall mean any day on which the Lender is open for business in Toronto, Ontario.

CIBC shall mean Canadian Imperial Bank of Commerce and any chartered bank which is its successor.

CLAIM shall mean any claim of any nature whatsoever, including, without limitation, any demand, liability, obligation, debt, action, cause of action, suit, proceeding, judgment, award, assessment and reassessment.

CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto, delivered to the Lender out of escrow and the initial Accommodation has been made following the satisfaction or waiver of the conditions precedent in Section 2.1.

COLLATERAL shall mean:

(i) all present and future Accounts, Inventory (including any and all returned or repossessed merchandise or other goods which by sale resulted in Accounts) and Other Collateral of the Borrower and each Guarantor;

(ii) all books, records, ledger cards, files, correspondence, invoices, documents, papers, electronically recorded data, computer programs, tapes, disks and related software (owned by the Borrower or a Guarantor or in which the Borrower or a Guarantor has an interest, including any and all access codes in respect thereof) which at any time evidence or contain information relating to any Accounts, Inventory, Other Collateral or Policies or are otherwise necessary or helpful in the collection thereof or realization thereupon, and all computer hardware, software and systems (owned by the Borrower or a Guarantor or in which the Borrower or a Guarantor has an interest, including any and all access codes in respect thereof) which at any time evidence or contain information relating to any Accounts, Inventory, Other Collateral or Policies or are otherwise necessary or helpful in the collection thereof or realization thereupon, and all computer hardware, software and systems (owned by the Borrower or a Guarantor or in which the Borrower or a Guarantor has an interest) which are part of or are used in connection with any of the above-mentioned electronically recorded data, computer programs, tapes, disks or software;

(iii) all Documents of Title, policies and certificates of insurance pertaining to the Collateral, including comprehensive/umbrella property and casualty and business interruption insurance relating to the Borrower's or a Guarantor's respective businesses and credit/receivables insurance, all policies of insurance issued by Export Development Corporation and any other export insurer, together with any and all schedules and endorsements thereto from time to time and any and all monies and other sums payable to or receivable by the Borrower or a Guarantor from time to time under any of the foregoing, together with any and all present and future rights and benefits of the Borrower or a Guarantor under and in connection with any of the foregoing and all agreements, permissions, approvals and consents from time to time granted to the Borrower or a Guarantor under any or in connection with any of the foregoing, and all covenants, terms, conditions, representations and warranties made or expressed therein or implied by law in relation thereto, and all rights granted to the Borrower or a Guarantor under any of the foregoing to make claims, enforce performance, sue for and collect amounts owing, give consents or approvals, make selections, exercise options, participate in arbitration or other legal proceedings and/or give notices and declare defaults thereunder (collectively, the "POLICIES"), securities, and other documents or instruments at any time evidencing or pertaining to any Accounts, Inventory, Other Collateral or Policies and all rights of the Borrower or a Guarantor thereunder;

(iv) all guaranties, letters of credit, letters of guarantee, Encumbrances on real or personal property, leases and other agreements and property which at any time in any way secure or relate to any Accounts, Inventory, Other Collateral or Policies, or are acquired for the purpose of securing and enforcing any item thereof;

(v) (A) all cash or other property at any time on deposit with or held by any financial institution for the account of the Borrower or a Guarantor (whether for safekeeping, custody, pledge, transmission or otherwise), (B) all present and future deposit accounts (whether time or demand or interest or non-interest bearing) of the Borrower or a Guarantor with any financial institution including those to which any such cash may at any time and from time to time be credited,
(C) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (D) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments, and (y) such accounts; provided that the foregoing shall not extend to any "Cash Collateral Account" established pursuant to Article 13 of the Bond Indenture or to any cash or other property contained in any such "Cash Collateral Account"; and provided further that with respect to
(I) any monies or credits transferred or assigned to third parties for the purpose of making payments to the Borrower's or a Guarantor's employees; and
(II) any monies or credits transferred or assigned to any financial institution as security for the Borrower's or a Guarantor's obligation to reimburse such financial institution with respect to any letters of credit or similar financial instruments issued by such institution in favour of any third party at the Borrower's or a Guarantor's request, the Lender's security interest shall rank in priority after the interests of: (III) with respect to the third parties and employees referenced in subparagraph (I). above, the interests of such third parties and of such employees; and (IV) with respect to the financial institutions and third parties referenced in subparagraph (II) above, the interests of such financial institutions and third parties (all of the employees and financial institutions referenced in subparagraphs (III) and (IV) are collectively the "payees"), and such payees shall be entitled to such monies and credits free and clear of the Lender's security interests;

(vi) all products and proceeds of (i) to (v) above (including all claims to items referred to in (i) to (v) above) and all claims of the Borrower or a Guarantor against third parties for loss of, damage to, or destruction of, and payments due or to become due under leases, rentals and hires of, any or all of
(i) to (v) above and proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form (including the Policies) with respect to (i) to (v) above;

but specifically excluding the Excluded Assets. For greater certainty, "COLLATERAL" shall also refer to the "COLLATERAL" of a Guarantor as the context so requires.

COLLATERAL SECURITY AGREEMENTS shall mean, collectively, the security agreements entered into on the Plan Implementation Date by each of the Borrower and the Guarantors in favour of the Bond Trustee pursuant to the Bond Indenture, as such agreements exist on the date hereof.

COMMITMENT FEE shall mean the fee in the amount of $100,000 paid by the Borrower to the Lender on April 2, 2004 under the terms of the Commitment Letter.

COMMITMENT LETTER shall mean the commitment letter, dated April 2, 2004, issued by the Lender to, and accepted by, the Pre-Filing Parent as permitted under the Meeting Order.

COMPUTER ACCESS AGREEMENTS shall have the meaning ascribed thereto in Section
7.20 of this Financing Agreement.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Borrower, prepared in accordance with GAAP.

DEFAULT shall mean any event specified in Section 10.1 of Article 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligation hereunder, equal to the sum of: (i) (a) two percent (2%) per annum, and (b) the applicable increment over the Prime Rate (as set forth in Section
8.1 of Article 8 hereof) plus the Prime Rate, or (ii) (a) two percent (2%) per annum, and the applicable increment over the BA Equivalent Rate plus the BA Equivalent Rate, which the Lender shall be entitled to charge the Borrower on all Obligations due the Lender by the Borrower, as further set forth in Section
10.2 of Article 10 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean the Lender's collection accounts as may be designated by the Lender from time to time.

DOCUMENTS OF TITLE shall mean all present and future documents of title (as defined in the PPSA), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Borrower terminates this Financing Agreement or the Revolving Line of Credit prior to the then applicable Maturity Date.

EARLY TERMINATION FEE shall: (a) mean the fee the Lender is entitled to charge the Borrower in the event this Financing Agreement is terminated on a date prior to a Maturity Date; and (b) be determined by multiplying the maximum authorized Revolving Line of Credit by (x) two percent (2%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) one percent (1%) if the Early Termination Date occurs any time after one (1) year from, but on or prior to, two (2) years from the Closing Date, and (z) one half of one percent (0.50%) if the Early Termination Date occurs any time after two (2) years from, but prior to, a Maturity Date.

EBITDA means, for any Person or Persons on a consolidated basis and for any period, without duplication, the amount equal to net income less any non-cash income included in net income, plus, to the extent deducted in determining net income, all interest expense (including foreign exchange losses on the translation of U.S.-Dollar-denominated debt, amortization of debt issue expenses, and non-cash interest accretion), depreciation and amortization expense and cash income tax expenses.

EDC means Export Development Corporation (Canada).

ELIGIBLE INVENTORY shall mean the gross amount of the Borrower's and each Guarantor's finished and unfinished log, lumber and/or pulp, including northern bleached softwood, kraft pulp and wood chips, that is subject to a valid, first priority and fully perfected security interest in favour of the Lender, subject to Permitted Encumbrances, which at all times conform to the representations and warranties contained herein and otherwise continues to be acceptable to the Lender in the exercise of its reasonable business judgement, excluding, without duplication (a) pulp work in process, (b) raw materials other than logs or chips, (c) spare parts used for maintenance and repair of, and accessories to, machinery and equipment, (d) packaging materials and supplies, (e) unharvested, uncut or standing timber, (f) Inventory located outside the Province of British Columbia or not located at the Collateral Locations set out on Schedule 1 to this Financing Agreement unless the Lender is satisfied in its sole and absolute discretion that it has a first entitlement and priority perfected security interest in such Inventory, and (g) Inventory in transit from third parties unless the Lender is satisfied in its sole and absolute discretion that it has a first entitlement and priority perfected security interest in such Inventory, subject to Permitted Encumbrances; and less any reserves required by the Lender in its reasonable discretion, for special order goods, discontinued, slow moving, defective, rejected and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes, the non-payment of which could result in an Encumbrance in priority to the Lender's first secured priority position.

ELIGIBLE TRADE RECEIVABLES shall mean the gross amount of the Borrower's and each Guarantor's Trade Receivables that are subject to a valid, first priority and fully perfected security interest in favour of the Lender, subject to Permitted Encumbrances, which, at all times, conform to the representations and warranties contained herein and otherwise continue to be acceptable to the Lender in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, rejections, repossessions, discounts, claims, rebates, guarantees, indemnities, set-offs, credits, fees, allowances and any other dilutive factor of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Receivables that arise from or are subject to or include: (i) sales to any Governmental Entity of the United States of America, or to any Governmental Entity of Canada, except for any such sales in relation to which the Borrower or a Guarantor has complied with any applicable legislation concerning the assignment of Accounts of such Governmental Entities as is needed to ensure that the Lender holds a valid, enforceable and first priority perfected security interest in such Trade Receivable, subject to Permitted Encumbrances, to the Lender's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales (sales to customers residing outside of Canada or the United States of America), other than (x) sales which otherwise comply with all of the other criteria for eligibility hereunder and are secured by letters of credit (in form and substance satisfactory to the Lender) issued or confirmed by, and payable at, banks acceptable to the Lender in its sole and absolute discretion, or (y) are subject to accounts receivable insurance acceptable to the Lender in its sole and absolute discretion which has been assigned to the Lender, in form and content acceptable to the Lender in its reasonable business judgement; (iii) Trade Receivables, other than from the sale of pulp, that remain unpaid for more than thirty (30) days from the due date, and Trade Receivables from the sale of pulp that remain unpaid for more than sixty (60) days from the due date; (iv) contra accounts; (v) sales to any employee, officer, agent, director, shareholder, subsidiary (as defined in the Company Act (British Columbia), or to any company affiliated (as defined in the Company Act (British Columbia) with any of the foregoing in any way; (vi) bill and hold (deferred shipment), guaranteed, conditional or consignment sales; (vii) sales to any customer which is: (A) insolvent,

(B) the debtor in any bankruptcy, insolvency, arrangement, restructuring, reorganization, receivership, liquidation or similar proceedings under any federal, provincial or state law, or (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts; unless such Trade Receivables meet the requirements set out in (ii)(y) above; or (D) is financially unacceptable to the Lender or has a credit rating unacceptable to the Lender in its absolute and sole discretion, (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer, other than in respect of sales of pulp, are unpaid for more than thirty (30) days from the due date and are unpaid for more than sixty (60) days from due date in respect of sales of pulp; (ix) pre-billed Trade Receivables and Trade Receivables arising from progress billing; (x) sales not payable in Canadian or United States currency unless such sales are foreign sales contemplated by and in compliance with the requirements set out in (ii) above; and (xi) Trade Receivables that have been sold, assigned, transferred, encumbered or factored by the Borrower or a Guarantor to any Person.

ENCUMBRANCE shall mean any lien, charge, mortgage, hypothec, pledge, security interest, claim and any other right or interest of a similar nature of third parties relating to any of the Collateral or the Guarantor Collateral, as applicable.

ENVIRONMENTAL LAWS shall mean all applicable Laws relating to Hazardous Substances or pollution or relating to: (i) on-site or off-site contamination;
(ii) releases of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Substances into the environment; and
(iii) the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances, including the Waste Management Act (British Columbia), Water Act (British Columbia), Environmental Management Act (British Columbia), the Fisheries Act (Canada) and the Canadian Environmental Protection Act, 1999.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10.1 of
Article 10 of this Financing Agreement.

EXCLUDED ASSETS shall mean:

(i) all machinery, equipment and other tangible personal property (i.e. other goods, and money, instruments, securities, chattel paper, and documents of title pertaining to same) used in the processing of Inventory or otherwise used in the carrying on of business from any of the Trustee Charged Operations, including all inventories of spare parts and accessories (whether the same are fixtures or not) but excluding, for greater certainty, all other Inventory as determined in accordance with GAAP and also excluding all money, instruments, securities, chattel paper and documents of title that are proceeds of or evidence or pertain to such Inventory;

(ii) any "Cash Collateral Account" (as defined under the Bond Indenture) established under Article 13 of the Bond Indenture, including all money, securities, instruments or other investments and any interest or other income earned or accruing thereon that may from time to time be deposited therein or otherwise placed with or made or acquired by the Bond Trustee under Article 13 of the Bond Indenture or any other agreement or document entered into in connection therewith;

(iii) all present and future tree farm licences, forest licences, timber sale licences, timber licences, pulpwood agreements, wood lot licences and other forest tenures an agreements (as defined in the Forest Act (British Columbia)) and any other rights, licences or permits relating to or accruing under any of the foregoing from time to time, together with any and all renewals, amendments, modifications, consolidations, replacements or substitutions thereof or thereto; and all unharvested timber and rights to harvest timber within or arising pursuant to the forest tenures and all unharvested timber situate on any privately owned lands (the "Forest Tenures");

(iv) any and all permits, licences, approvals, consents, orders, rights, certificates, writs, injunctions, determinations, directions, decrees, authorizations, franchises, privileges, grants, waivers, exemptions and other concessions, whether or not having the force of law, of, by or from any Governmental Entity, relating to or in connection with any of the Trustee Charged Operations, including any and all leases and licences of aquatic lands or water lots, conditional or other water rights, permits or licences and road or road building rights, permits or licences (the "LICENCES");

(v) the lands and premises, including any aquatic lands or waterlots and related leases or licences, and any other interests in real property, comprising or appurtenant to any of the Trustee Charged Operations; and

(vi) all proceeds from time to time owing to or received by the Borrower in respect of any disposition of, or any expropriation, condemnation or casualty involving an actual or constructive loss of, all or any portion of:

      (A) any of the assets listed in clauses (ii) through (v) inclusive above;

      (B) all goods, other than Inventory and proceeds of Inventory, which are in transit to or which are now or at any time hereafter located at any of the Trustee Charged Operations;

      (C) all chattel paper, documents of title and intangibles, other than Accounts and other than chattel paper, documents of title and intangibles that are proceeds of or evidence or pertain to Inventory, now or hereafter located at, forming part of, pertaining to, used or acquired for use in connection with, arising out of or necessary for the ownership, maintenance, use or operation of any of the Trustee Charged Operations; or

      (D)   any proceeds of any assets covered by (A), (B) or (C) above;

EXPIRY DATE shall have the meaning provided for in Section 4.2 of this Financing Agreement.

EQUIVALENT AMOUNT shall mean on any day, with respect to an amount of Canadian dollars, the amount of United States dollars required to purchase that amount of Canadian dollars at CIBC's opening rate on such day, or, if such day is not a Business Day, on the next Business Day.

FISCAL QUARTER shall mean, with respect to the Borrower, each three (3) month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

FISCAL YEAR shall mear each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

FOREST TENURES shall have the meaning provided for in the definition of "Excluded Assets" in this Financing Agreement.

FIXED CHARGE COVERAGE RATIO means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the Rolling Period ended on that date minus capital expenditures made by the Borrower and its Subsidiaries during such Rolling Period to (b) the sum of (i) interest expense of the Borrower and its Subsidiaries for such Rolling Period plus (ii) the aggregate of all scheduled principal payments on Indebtedness made by the Borrower and its Subsidiaries during such Rolling Period and all scheduled capital lease payments made by the Borrower and its Subsidiaries during such Rolling Period.

GAAP shall mean generally accepted accounting principles in Canada as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Borrower modifies its accounting principles and procedures as applied as of the Closing Date, the Borrower shall provide to the Lender such statements of reconciliation as shall be in form and substance reasonably acceptable to the Lender.

GENERAL INTANGIBLES shall mean all present and hereafter acquired intangibles (as defined in the PPSA), and shall include all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities;
(b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs; (c) Copyrights; (d) trade secrets; (e) licenses, permits and franchises; (f) all applications with respect to the foregoing; (g) all right, title and interest in and to any and all extensions and renewals; (h) all goodwill with respect to any of the foregoing; (i) any other forms of similar intellectual property, and; (j) all customer lists, distribution agreements, supply agreements and blueprints.

GOVERNMENTAL ENTITY shall mean the Government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Bank Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements.

GUARANTOR and GUARANTORS shall have the meaning provided for in the introductory statements of this Agreement and shall extend to each Guarantor's successors and assigns.

GUARANTOR COLLATERAL shall mean, with respect to a Guarantor, any and all of the Assets of such Guarantor which would be Collateral if such Guarantor were the Borrower under this Financing Agreement.

HAZARDOUS SUBSTANCE shall mean any Substance which is or is deemed by applicable Law to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Laws, whether or not such Substance is defined as hazardous under any Environmental Laws.

INDEMNIFIED PARTY shall have the meaning provided for in Section 7.11 of Article 7 of this Financing Agreement.

INITIAL APPRAISAL shall have the meaning provided for in subsection 2.1(v) of this Financing Agreement;

INTERCREDITOR AGREEMENT shall mean that certain intercreditor agreement dated as of the date hereof among the Lender and the Bond Trustee.

INTEREST PERIOD shall mean the period of 30, 60 and 90 days selected as the period of reference for the setting of the BA Equivalent Rate.

INVENTORY shall mean any and all of the Borrower's and each Guarantor's present and hereafter acquired inventory (as defined in the PPSA), including all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, including the Trustee Charged Operations, together with all goods and materials used or usable in manufacturing, processing, reprocessing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort together with any unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit relating to any of the foregoing or arising therefrom) to reclaim or repossess goods.

INVENTORY LOAN CAP shall mean the amount of $175,000,000, as increased or decreased from time to time pursuant to Section 3.8 of Article 3 of this Financing Agreement.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Borrower.

LAWS shall mean all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Entity binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and "Law" means any one or more of the foregoing.

LETTERS OF CREDIT shall mean all Canadian and United States dollar letters of credit issued with the assistance of the Lender in accordance with Article 5 hereof by the Issuing Bank for or on behalf of the Borrower.

LETTER OF CREDIT FEE shall mean the fee payable to the Lender, chargeable to the Borrower under Article 8 of this Financing Agreement for (a) issuing a Letter of Credit Guarantee, and/or (b) otherwise assisting the Borrower in obtaining Letters of Credit, all pursuant to Article 5 hereof.

LETTER OF CREDIT GUARANTEE shall mean the guarantee delivered by the Lender to the Issuing Bank of Borrower's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letters of Credit or other like documents.

LETTER OF CREDIT SUB-LINE shall mean the commitment of the Lender to assist the Borrower in obtaining Letters of Credit, pursuant to Article 5 hereof, to a maximum aggregate amount of $10,000,000 or an Equivalent Amount.

LICENCES shall have the meaning provided for in the definition of "Excluded Assets" in this Financing Agreement.

LINE OF CREDIT shall mean the commitment of the Lender to (a) make Revolving Loans pursuant to Articles 3 and 4 of this Financing Agreement, and (b) assist the Borrower in obtaining Letters of Credit pursuant to Article 5 of this Financing Agreement; provided that nothing herein shall be deemed to increase the Lender's commitment hereunder.

LINE OF CREDIT FEE shall: (a) mean the fee payable by the Borrower to the Lender at the end of each month for the Line of Credit pursuant to Article 8 of this Financing Agreement, and (b) be determined by multiplying the difference between
(i) the maximum authorized Revolving Line of Credit, and (ii) the sum, for such month, of (x) the average daily balance of Revolving Loans, plus (y) the average daily balance of the face amount of all outstanding Letters of Credit for such month, by three-eighths of one percent (0.375%) per annum, for the number of days in said month, calculated on the basis of a 365 day year.

LOAN DOCUMENTS shall mean this Financing Agreement, the Security Agreements, all other certificates, instruments, agreements, acknowledgements, indemnities and documents whatsoever executed from time to time in connection with this Financing Agreement, all as may be amended, renewed, extended, increased, replaced or supplemented from time to time.

LOAN FACILITY FEE shall mean the fee in the amount of $350,000 minus the amount of the Commitment Fee payable by the Borrower to the Lender on the Closing Date in accordance with, and pursuant to, the provisions of Article 8 of this Financing Agreement.

MARGINABLE TRADE RECEIVABLES shall have the meaning provided for in the definition of "Borrowing Base" in this Financing Agreement.

MATERIAL ADVERSE EFFECT shall mean a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, results in a material adverse effect), in the sole determination of the Lender, on: (i) the business, operations, Assets or financial condition of the Borrower as it relates to the Collateral or the first secured priority position of the Lender, (ii) the ability of the Borrower or a Guarantor to perform any of its obligations under this Financing Agreement or any other Loan Document, (iii) the ability of the Lender to realize on the Collateral or satisfy the Obligations from such realization or to enforce any of the obligations of the Borrower or a Guarantor under this Financing Agreement or any other Loan Document in accordance with applicable Laws, or (iv) the Collateral, the Lender's Encumbrances on the Collateral or the priority of such Encumbrances. This definition shall apply, mutatis mutandis, to the Guarantors where the context so requires.

MATERIAL AGREEMENT shall mean those instruments, documents, contracts and agreements listed on Schedule 2 of this Financing Agreement.

MATURITY DATE shall mean the date occurring three (3) years from the Closing Date and, if this Financing Agreement is renewed from time to time pursuant to
Section 11.1 of this Financing

Agreement, the same date occurring every year thereafter, subject to this Financing Agreement being terminated earlier in accordance with the provisions of this Agreement.

MEETING ORDER means the Order dated April 30, 2004 issued by the Honourable Mr. Justice Tysoe of the Supreme Court of British Columbia in the proceeding relating to the Plan of Arrangement.

NET AVAILABILITY shall mean at any time the amount by which the Borrowing Base exceeds the outstanding aggregate amount of all Revolving Loans and the face amount of all Letters of Credit.

NET AVAILABILITY BLOCK shall have the meaning provided for in the definition of "Availability Reserve" in this Financing Agreement.

NOTICE shall mean any claim, citation, directive, request for information, statement of claim, notice of investigation or other similar communication from any Person.

OBLIGATIONS shall mean, without duplication, all loans, advances and extensions of credit made or deemed to be made by the Lender to the Borrower, or to others for the Borrower's account pursuant to this Financing Agreement, (including any and all indemnities provided to The Toronto-Dominion Bank by the Lender in respect of any outstanding Letters of Credit;), any and all payments made on the Borrower's behalf pursuant to any Computer Access Agreements and any and all Revolving Loans and Letter of Credit Guarantees; any and all indebtedness and obligations which may at any time be owing by the Borrower to the Lender pursuant to this Financing Agreement howsoever arising, whether now in existence or incurred by the Borrower from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrower is liable to the Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include, without limitation, indebtedness owing to the Lender by the Borrower or any Guarantor under any Loan Document, any indemnity under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Borrower or any Guarantor and the Lender relating to the Accommodations made pursuant to this Financing Agreement; indebtedness, liabilities, obligations or penalties incurred by, or imposed on, the Lender as a result of environmental claims arising out of the Borrower's or any Guarantor's operations, premises or waste disposal practices or sites; the Borrower's liability to the Lender as maker or endorser of any promissory note or other instrument for the payment of money; the Borrower's liability to the Lender under any instrument of guarantee or indemnity, or arising under any guarantee, endorsement or undertaking which the Lender may make or issue to others for the Borrower's account, including any Letter of Credit Guarantee or other accommodation extended by the Lender with respect to applications for Letters of Credit, the Lender's acceptance of drafts, the Lender's endorsement of notes or other instruments for the Borrower's account and benefit.

ORDER shall mean any judicial or arbitral or administrative or ministerial or departmental or regulatory notice, decree, judgement, decision, ruling, award or order of any kind.

OTHER COLLATERAL shall mean all now owned and hereafter acquired lockbox, Blocked Accounts and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of any Collateral or Guarantor Collateral, as applicable, are or may be deposited and all cash and other monies and properties in the possession or control of the Lender.

OUT-OF-POCKET EXPENSES shall mean all of the Lender's present and future fees, costs and expenses incurred relative to this Financing Agreement or any other Loan Document, whether incurred heretofore or hereafter, which fees, costs and expenses shall include the cost of retaining external legal counsel, record searches, all costs and expenses incurred by the Lender in opening bank accounts, depositing cheques, receiving and transferring funds, and wire transfer charges, any charges imposed on the Lender due to returned items and "insufficient funds" of deposited cheques, and the Lender's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Lender by the Issuing Bank under a Letter of Credit Guarantee or the Borrower's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Lender's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging, and similar expenses of the Lender's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and Taxes relating to same, and all expenses, costs and fees set forth herein.

PERMITTED ENCUMBRANCES shall mean: (a) Encumbrances in favour of the Bond Trustee arising under the Bond Indenture and other Encumbrances expressly permitted, or consented to in writing by the Lender; (b) inchoate liens on the Collateral or Guarantor Collateral of local or provincial authorities for Taxes and claims imposed by Law for amounts not yet due and are not enforceable or registered against any of the Collateral or Guarantor Collateral; (c) liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by Law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent enforcement of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(d) deposits made (and liens thereon) in the ordinary course of business (including reasonable security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;
(e) Encumbrances granted to the Lender by the Borrower or any Guarantor; (f) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $1,000,000, other than liens bonded or insured to the reasonable satisfaction of the Lender; (g) liens in respect of Taxes for amounts which are not yet due and payable or which are being diligently contested in good faith by appropriate proceedings, and which liens are not (x) filed in any public records, (y) enforceable against the Collateral or the Guarantor Collateral, as applicable, or (z) for Taxes due to any Governmental Entity of Canada, the United States of America or any province or state thereof having similar priority statutes, as further set forth in Section 7.6 of this Financing Agreement which have become enforceable; and (h) liens or security interests granted against the Collateral or the Guarantor Collateral which are fully and unconditionally postponed and subordinate to the liens and security interests granted to the Lender, provided that any such subordinated creditor executes and delivers to and in favour of the Lender a priority, inter-creditor and standstill agreement in form and substance acceptable to the Lender, in its sole and absolute discretion.

PERSON shall mean an individual, partnership, corporation, trust, unincorporated association, joint venture, Governmental Entity or other entity whatsoever and pronouns have a similar extended meaning.

POLICIES shall have the meaning provided for in the definition of "Collateral" in this Financing Agreement.

PPSA shall mean the Personal Property Security Act of the Province of British Columbia as the same may be amended, supplemented or replaced and in effect from time to time.

PRIME RATE shall mean the rate of interest per annum announced by CIBC from time to time as its prime rate in effect for Canadian dollar commercial loans in Canada at its principal office in Toronto, Ontario, which is not intended to be the lowest rate of interest charged by CIBC to its borrowers.

PRIORITY PAYABLES shall have the meaning provided for in Section 7.6 of this Financing Agreement.

PRIME RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Prime Rate.

PULPCO NOTE shall mean the Secured Term Promissory Note of WPL, dated July 27, 2004, issued in favour of Western Pulp Limited Partnership and subsequently assigned to (and held on the Closing Date by) the Borrower, in the aggregate principal amount of Cdn.$110,000,000.

REVOLVING LINE OF CREDIT shall mean, subject to the Borrowing Base, the aggregate commitment of the Lender to make loans, advances and extensions of credit pursuant to Articles 3 and 4 of this Financing Agreement and to assist in the issuance of Letters of Credit to the Borrower pursuant to Article 5 hereof, up to the maximum aggregate amount of $100,000,000.

REVOLVING LOAN ACCOUNT shall mean the account on the Lender's books, in the Borrower's name, in which the Borrower will be charged with all Obligations under this Financing Agreement.

REVOLVING LOANS shall mean the loans, advances and extensions of credit made, from time to time, to or for the account of the Borrower by the Lender, pursuant to Articles 3 and 4 of this Financing Agreement.

ROLLING PERIOD means, commencing with the Fiscal Quarter ending September 30, 2004, each Fiscal Quarter taken together with the three immediately preceding Fiscal Quarters.

ROYALTIES shall have the meaning provided for in Section 7.6 of this Financing Agreement.

SANCTION ORDER means the Order of the Supreme Court of British Columbia in the proceedings relating to the Plan of Arrangement, sanctioning and approving the implementation of the Plan of Arrangement dated as of June 14, 2004.

SECURED NOTES means the secured bonds issued by the Borrower pursuant to the Bond Indenture.

SECURITY AGREEMENTS shall have the meaning provided for in Article 6 of this Financing Agreement.

SUBSIDIARY means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, limited partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, limited partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

SUBSTANCE means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma and organic or inorganic matter.

TAXES shall mean all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties with respect thereto, imposed by any Governmental Entity (any federal, state, provincial, municipal or foreign Governmental Entity), and whether disputed or not.

TRADE RECEIVABLES shall mean any and all Accounts arising from the sale or distribution of logs, lumber and/or pulp, including Accounts arising from the sale or distribution of northern bleached softwood kraft pulp and chips.

TRANSFEREE shall have the meaning provided for in Section 12.1 of this Financing Agreement.

TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licences, issues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith and all cash and non-cash proceeds thereof.

TRUSTEE CHARGED OPERATIONS shall mean, collectively:

(i) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at or about 9401 Trans Canada Highway, North Cowichan, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifiers 006 648 509, 004 802 161, and 004 601 572;

(ii) the value-added lumber remanufacturing plant and related facilities, businesses and operations comprised by or carried on from the lands and premises located at 3400 River Road, Chemainus, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifier 023 017 775;

(iii) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at or about 500 Duke Point Highway, North Cowichan, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifier 005 788 561 and the Provincial Crown granted water lot licenses bearing nos. 103726, 103612, and 103674;

(iv) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at or near the foot of Ludlow Road, Ladysmith, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifiers 009 449 914 and 009 450 092;

(v) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at 12308 Raven Road, Ladysmith, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifiers 009 579 541, 009 579 630, 009 596 542, 009 579 591, and 009
450 068 and the Provincial Crown granted water lot lease bearing no. 120040;

(vi) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at or about 500 Maughan Road, Nanaimo, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifier 001 038 095 and the Provincial Crown granted water lot lease bearing no. 101523;

(vii) the pulp mill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at or near Squamish, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifiers 015 910 717, 015 895 963, 015 822 061, 015 791 459, and 015 791 611
and the Provincial Crown granted water lot lease bearing nos. 233113, 234399, 233410, 231566, 231574 and 236807;

(viii) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at or near Tahsis, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifier 006 894 607 and the Provincial Crown granted water lot lease bearing no. 105393;

(ix) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at 9001 Heather Street, Vancouver, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifiers 008 238 057, 013 038 796, 011 263 873 and 013 206 222 and the Provincial Crown granted water lot leases bearing nos. 05004, 05005, 05006, 05007 and 05008; and

(x) the sawmill and related facilities, businesses and operations comprised by or carried on from the lands and premises located at or about 520 East Kent Avenue South, Vancouver, B.C., including, without limitation, any appurtenant aquatic lands or waterlots, and related leases or licences, and any other interests in any real property appurtenant thereto, all being (as of June 18, 1999) the lands with Parcel Identifiers 015 120 384, 015 120 392, 015 120 406,
015 101 436 and 009 742 697 and the Provincial Crown granted water lot leases bearing nos. 05023, 05025, 05021, 05022 and 05062; and, except where the plain meaning or context may otherwise require, the term "Trustee Charged Operations" shall include each or any part of such Trustee Charged Operations taken separately.

                                    ARTICLE 2
                              CONDITIONS PRECEDENT

2.1 The obligation of the Lender to make the initial Accommodation hereunder is subject to the following conditions to be fulfilled or performed at or prior to the Closing Date, which conditions are for the exclusive benefit of the Lender and may be waived in whole are in part by the Lender in its sole discretion:

      (a) LIEN SEARCHES - The Lender shall have received Tax, executions, Bank Act (Canada), litigation, PPSA and any other searches reasonably required by the Lender with results satisfactory to the Lender for all locations and names presently and previously used by the Borrower and each Guarantor.

      (b) INSURANCE - The Borrower shall have delivered to the Lender evidence satisfactory to the Lender that property, casualty, comprehensive/umbrella and business interruption insurance policies listing the Lender as an additional insured, first loss payee or mortgagee with respect to the Collateral and the Guarantor Collateral, as applicable, are in full force and effect, all as set forth in-Section 7.5 of Article 7 of this Financing Agreement.

      (c) PPSA FILINGS - Any financing statements required to be filed in order to create, in favour of the Lender, a first priority perfected security interest in the Collateral and the Guarantor Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favour of the Lender a first priority perfected security interest in the Collateral and the Guarantor Collateral, subject to Permitted Encumbrances. The Lender shall have received acknowledgement copies of all such filings (or, in lieu thereof, the Lender shall have received other evidence satisfactory to the Lender that all such filings have been made) and the Lender shall have received evidence that all necessary filing fees and all Taxes or other expenses related to such filings have been paid in full.

      (d) BOARD RESOLUTION - The Lender shall have received copies of the minutes or resolutions of the board of directors of each of the Borrower and each Guarantor, as applicable, confirming that the execution and delivery of the Loan Documents is in the "best interests" of such Person and authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the other Loan Documents, (iii) and any other related or ancillary documents, in each case certified by a designated authorized signing officer of the Borrower or the applicable Guarantor, as of the date hereof, together with a certificate of a designated authorized signing officer of each of the Borrower and the applicable Guarantor as to the incumbency and signature of the officers of each the Borrower and the applicable Guarantor executing this Financing Agreement, the other Loan Documents and any other certificate, agreements or documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such designated authorized signing officer.

      (e) SANCTION ORDER - The Sanction Order shall have been issued and shall be in form and substance satisfactory to the Lender; the Sanction Order shall not have been stayed by any court having jurisdiction to issue any such stay, and the time to appeal the Sanction Order or to seek review, rehearing or certiorari with respect to the Sanction Order shall have expired; no appeal or petition for review, rehearing or certiorari with respect to the Sanction Order shall be pending, and the Sanction Order shall otherwise be in full force and effect; and the corporate transactions contemplated by Section 3 of the Plan of Arrangement (including the transfer of all Lumber Assets (as defined in the Plan of Arrangement) to the Borrower and all Pulp Assets (as defined in the Plan of Arrangement) to WPL) shall have been completed pursuant to documentation satisfactory in form and substance to the Lender.

      (f) PLAN OF ARRANGEMENT NOT AMENDED, ETC. - The Plan of Arrangement shall not have been amended, supplemented, restated or otherwise modified in any manner not approved by the Lender.

      (g)   FEES - The Borrower shall have paid to the Lender the Loan Facility
            Fee.

      (h) BOND INDENTURE - The Bond Indenture shall have been executed and delivered by the parties thereto and all conditions thereunder shall have been satisfied or waived.

      (i) CORPORATE ORGANIZATION - The Lender shall have received (i) copies of the Certificates of Incorporation of the Borrower and each Guarantor certified by an officer of the Borrower and the applicable Guarantor, and (ii) a copy of the Articles and by laws of each of the Borrower and each Guarantor certified by a designated authorized signing officer thereof, all as amended through the date hereof.

      (j) OPINIONS - Counsel for the Borrower and each Guarantor shall have delivered to the Lender legal opinions relating to the transactions contemplated herein, in form and substance satisfactory to the Lender.

      (k) ABSENCE OF DEFAULT - No Default or Event of Default shall have occurred or will occur upon the Lender making the initial Accommodation to the Borrower hereunder and no Material Adverse Effect, to the extent it affects the Lenders' first priority secured position, the Collateral, the Guarantor Collateral, the Borrowing Base or the Net Availability, shall have occurred since April 2, 2004 (the date of the Commitment Letter).

      (l) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Borrower or any Guarantor or their respective Assets, by any Person or Governmental Entity arising out of this Financing Agreement or the Plan of Arrangement; (y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or the Plan of Arrangement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Borrower or any Guarantor or their respective Assets, which, in the opinion of the Lender, if adversely determined, could have a Material Adverse Effect.

      (m) INTER-CREDITOR AGREEMENT - The Bond Trustee shall have executed and delivered to and in favour of the Lender, an inter-creditor agreement, in form and substance satisfactory to the Lender confirming, among other things, the Lender's first priority perfected security lien on and security interest in the Collateral and the Guarantor Collateral, as applicable.

      (n) CASH BUDGET PROJECTIONS - The Lender shall have received, reviewed and been satisfied with a six (6) month cash budget projection (July to December 2004) in the Borrower's standard form approved by the Lender.

      (o) ADDITIONAL DOCUMENTS - The Borrower and the Guarantor shall have executed and delivered to the Lender, all Loan Documents necessary to consummate the lending arrangements contemplated between the Borrower, the Guarantors and the Lender, all in form and substance satisfactory to the Lender.

      (p) EXAMINATION & VERIFICATION - The Lender shall have completed, to its satisfaction, an examination of the Bond Indenture and any and all insurance policies required hereunder and an examination and verification of the Collateral, the Guarantor Collateral and financial statements and books and records of the Borrower and the Guarantors. Such examination shall indicate that, after giving effect to all Revolving Loans and other Accommodations to be made on the Closing Date, the Borrower shall have an opening Net Availability of at least $10,000,000 (after giving effect to the Net Availability Block) as evidenced by a Borrowing Base Certificate to be delivered by the Borrower to the Lender as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Borrower's businesses and consistent with their past practice.

      (q) BLOCKED ACCOUNTS - The Borrower shall have established a system of bank accounts with respect to, among other things, the collection of Trade Receivables of the Borrower and the Guarantor as shall be acceptable to the Lender in all respects. Such accounts shall be subject to multi-party agreements (among the Borrower, the Guarantors (if applicable), the Lender and the depository bank), which shall be in form and substance satisfactory to the Lender.

      (r) EXISTING REVOLVING LOAN - The Pre-Filing Financing Agreement shall be concurrently terminated, and all loans and obligations of the Pre-Filing Borrower thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans to be made under this Financing Agreement.

      (s) SCHEDULES - The Borrower and the Guarantors or their counsel shall provide the Lender with the Schedules of information contemplated herein, including locations where any of the Collateral and the Guarantor Collateral is or may be stored or located.

      (t) ACKNOWLEDGEMENTS - The Borrower and each Guarantor shall have delivered to the Lender, any and all estoppels, acknowledgements, confirmations, documents, waivers, subordinations, postponements, discharges (including any and all registrations in favour of the Crown under the Miscellaneous Registrations Act (British Columbia) with respect to the Social Services Tax Act (British Columbia)), priority agreements, standstill agreements, access agreements, consents and inter-creditor and non-disturbance agreements, it may reasonably require to ensure its first priority, subject to Permitted Encumbrances, over and unfettered access to, the Collateral and the Guarantor Collateral.

      (u) REVIEW - The Lender shall have reviewed the Borrower's and each Guarantor's corporate and ownership structure and status, including, the Borrower's and each Guarantor's books and records; the Borrower's and each Guarantor's accounting records concerning any and all exports duties imposed by any Governmental Authority; any and all laws affecting the Borrower's and any Guarantor's operations and financial performance concerning such export duties, the Collateral, the Guarantor's Collateral, the Borrower's and each Guarantor's inventory control systems and collateral reporting capabilities; any and all Material Agreements, all material supply and customer contracts and any other due diligence, including management and bank reference checks, a review of the Borrower's rights to future supply of Eligible Inventory and the Forest Tenures, Licences and other Authorizations, the Lender may require, all with results satisfactory to the Lender.

      (v) MINISTRY OF FORESTS - The Lender shall have received written confirmation from the Ministry of Forests as to the existence and status of all such Forest Tenures, Licences and other
            Authorizations.

      (w) FINANCIAL STATEMENTS - The Lender shall have received and reviewed any and all consolidated financial statements and projections of the Borrower and the Guarantors, including income statements, balance sheets and cash flow statements, with results satisfactory to the Lender.

      (x) FIELD EXAMINATION REPORT AND APPRAISAL REPORTS - The Lender shall have received and reviewed a field examination report with results satisfactory to the Lender.

2.2 CONDITIONS TO EACH EXTENSION OF CREDIT

            Subject to the terms of this Financing Agreement, including the Lender's rights pursuant to Section 10.2 of Article 10 hereof, the obligations of the Lender to make any Accommodation on any date (including the initial Accommodation) is subject to the following conditions, which conditions are for the exclusive benefit of the Lender and may be waived in whole or in part by the
Lender:

      (a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date, as if made on and as of such date, except for those representations and warranties which speak to a specific date which shall be true and correct as of such date.

      (b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or would occur after giving effect to the Accommodation requested to be made on such date.

      (c) BORROWING BASE - Except as may be otherwise agreed to from time to time by the Lender and the Borrower in writing, after giving effect to any Accommodation requested to be made by the Borrower on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Borrower will not exceed the lesser of (i) the Revolving Line of Credit, or (ii) the Borrowing Base.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower and the Guarantors as of the date of such Accommodation that each of the representations, warranties and covenants contained in the Financing Agreement has been satisfied and is true and correct as of such date except for those representations and warranties which speak to a specific date which shall be true and correct as of such date, except as the Borrower, the Guarantors and the Lender shall otherwise agree herein or in a separate writing.

                                    ARTICLE 3
                                REVOLVING LOANS

3.1   (a)   The Lender agrees, subject to the Revolving Line of Credit and the terms and conditions of this Financing Agreement, from time to time, but not prior to the Closing Date, on any Business Day prior to the Maturity Date, to make Canadian dollar loans and advances to the Borrower on a revolving basis by way of Prime Rate Loans and BA
            Equivalent Loans and subject to the limitations set forth herein, the Borrower may borrow, repay and reborrow such Revolving Loans.
            Such requests for Accommodations, subject to the Revolving Line of Credit, shall be in amounts not to exceed the Net Availability. All requests for loans and advances must be received by an officer of the Lender no later than 11:00 A.M., Toronto time (i) of the Business Day on which any such Prime Rate Loan is required if such request is for an amount less than $25,000,000 and,
            (ii) one (1) Business Day prior to the Business Day on which any such Prime Rate Loan is required if such request is for an amount equal to or greater than $25,000,000.

      (b) Whenever the Borrower requests the Lender to make a Revolving Loan, it shall give the Lender notice in writing or irrevocable telephonic notice confirmed promptly in writing (but prior to any advance), specifying (A) the amount to be borrowed, (B) the requested borrowing date (which shall be a Business Day and shall be prior to a Maturity Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall be by way of a Prime Rate or BA Equivalent Loan and, if by way of a BA Equivalent Loan, the applicable Interest Period, in accordance with the provisions set forth herein. The Lender shall make loans and advances to the disbursement account of the Borrower with The Toronto-Dominion Bank at 700 West Georgia Street, Vancouver, B.C. or to such other disbursement account as may be agreed in writing between the Borrower and the Lender.

      (c) The Borrower shall not use any Accommodation other than for working capital purposes, for capital expenditures and other corporate purposes to the extent not otherwise prohibited or restricted by this Financing Agreement.

      (d) Unless demand is made earlier pursuant to the provisions of this Financing Agreement, the Borrower shall repay, and there shall become due and payable, the Obligations and all accrued and unpaid interest thereon, on the earlier of the Early Termination Date and the Maturity Date.

3.2 In furtherance of the continuing assignment and security interest in the Collateral and the Guarantor's Collateral, as applicable, the Borrower covenants and agrees to provide to the Lender various reports and information with respect to the Borrower and Guarantors as may be requested by the Lender, all in form and substance satisfactory to the Lender, including, without limitation, the following reports and information:

      (a) As at the last day of each month and within ten (10) Business Days of each month end;

            (i) a Borrowing Base Certificate as at such month end, including, without limitation, a summary of sales and collections journals;

            (ii) a monthly summary of aging of Trade Receivables by due date for the Borrower and the Guarantors. Notwithstanding the above, the Lender reserves the right to require each of the Borrower and the Guarantors to provide it with a detailed listing of aging of Trade Receivables at any time upon the Lender's request;

            (iii) a detailed monthly aging of accounts payable of the Borrower and the Guarantors;

            (iv) a calculation and listing of the Trade Receivables which would not meet the criteria of an Eligible Trade Receivable;

            (v) an aged listing of the ten (10) largest Trade Receivables and accounts payable of the Borrower and the Guarantors for the month; and

            (vi) a reconciliation prepared by the Borrower of the cash receipts journal to the Blocked Accounts.

      (b) In addition to Section 3.2(a) above, the Borrower covenants and agrees to provide the Lender with the reports and information set out in 3.2(a)(i), (ii) and (iii) above within five (5) Business Days of the 15th day of each month, prepared as of the 15th day of such month and the following reports and information within five (5) Business Days of the 15th day of each month, prepared as at the previous month end:

            (i) a detailed monthly Inventory summary and physical Inventory listing;

            (ii) a calculation and listing of the Inventory which would not meet the criteria of Eligible Inventory;

            (iii) a reconciliation of the monthly Inventory summaries to the general ledger and to the financial statements of each of the Borrower and the Guarantors as at month end;

            (iv) a reconciliation of aging of Trade Receivables and accounts payable to the divisional trial balances, and the Borrower's and each Guarantor's general ledgers and to the consolidated financial statements for the Borrower, as at month end; and

            (v) a listing of all other Accounts and accounts payable of each of the Borrower and the Guarantors, including accruals, which are not aged.

      (c) In addition, upon the Lender's request, each of the Borrower and the Guarantors covenant and agree to provide the Lender with copies of agreements with, or purchase orders from, the Borrower's and the Guarantors' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any access codes, electronic records, contracts and signatures) and such other documentation and information relating to said Accounts, any other Collateral and the Guarantor Collateral as the Lender may reasonably require, provided that such access does not constitute a violation of the Personal Information Protection and Electronic Documents Act (Canada) or any similar provincial privacy legislation in effect from time to time. The Borrower and the Guarantors hereby authorize the Lender to regard the Borrower's or the Guarantors' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Borrower's authorized signing officers or agents;

            Notwithstanding the above, the Lender reserves the right at any time to request additional reports and information, and on a more frequent basis, as it may reasonably require.

3.3 The Borrower and the Guarantors covenant and agree with the Lender that any and all Taxes or fees relating to their business, their sales, the Collateral or the Guarantors' Collateral, as applicable, relating thereto, are their sole responsibility and that same will be paid by the relevant Person when due, subject to Section 7.6 of Article 7 of this Financing Agreement and that none of said Taxes or fees results in or represents an enforceable Encumbrance on or claim against the Collateral or the Guarantor's Collateral which has not been disclosed to the Lender, is not being contested in good faith by appropriate proceedings or actions sufficient to prevent the enforcement of any such Encumbrances and with respect to which adequate reserves are not being maintained by the Borrower or a Guarantor, as applicable, in accordance with GAAP. The Borrower and the Guarantors covenant and agree to make all of their books and records available to the Lender at its premises upon one (1) day notice during normal business hours, including any records handled or maintained for them by any other Person whatsoever. The Borrower and Guarantors also covenant and agree to make any and all environmental reports and reports and/or communications to the Ministry of Forests available to the Lender forthwith upon the Lender's reasonable request.

3.4 Until the Lender has advised the Borrower to the contrary upon the occurrence of a Default or an Event of Default, and subject to the provisions below, the Borrower and the Guarantors, at their expense, can enforce, collect and receive all amounts owing on the Trade Receivables in the ordinary course of its business. Upon the occurrence of a Default or an Event of Default which is continuing, any cheques, cash, credit card sales and receipts, notes or other instruments or property received by the Borrower or a Guarantor with respect to any Collateral, including Accounts, shall be held by the Borrower or a Guarantor in trust for the Lender, on behalf of the Lenders, separate from the Borrower's and the Guarantor's own property and funds, and upon the request of the Lender promptly turned over to the Lender with proper assignments or endorsements for deposit to the Depository Accounts. Upon the occurrence of a Default or an Event of Default which is continuing, the Borrower and the Guarantors shall, at the Lender's election: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain the Borrower's and the Guarantor's initial receipt of cash, cheques and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of the Lender's security interest in such funds. The Borrower and the Guarantors covenant and agree to provide the Lender with prior written notice of any and all deposit or disbursement accounts opened or to be opened subsequent to the Closing Date by any one or more of the Borrower or the Guarantors. All amounts received by the Lender in payment of Accounts will be credited to the Revolving Loan Account when the Lender is advised by its bank of its receipt of "collected funds" at the Depository Account in Toronto, Ontario on the Business Day of such advise if advised no later than 10:00 A.M. Toronto time or on the next succeeding Business Day if so advised after 10:00 A.M. Toronto time. No cheques, drafts or other instrument received by the Lender shall constitute final payment to the Lender unless and until such instruments have actually been collected. The Borrower shall establish and maintain, in its name and at its expense, deposit accounts with The Toronto-Dominion Bank (the "BLOCKED ACCOUNTS") into which the Borrower and the Guarantors shall thereafter promptly cause to be deposited into such Blocked Accounts, all Trade Receivables received by the Borrower and the Guarantors, including all amounts payable to the Borrower from credit card issuers and credit card processors, all insurance proceeds and all proceeds from the sale of Collateral, except for amounts comprising or relating to Excluded Assets, and other Assets of the Borrower which are not Collateral and upon the occurrence of a Default or an Event of Default which is continuing, in addition to the above and subject to the above exclusion with respect of Excluded Amounts, all amounts on deposit in deposit accounts used by the Borrower, except for the term deposits held by The Toronto-Dominion Bank as cash collateral in respect of outstanding letters of credit, payroll, services and foreign exchange contracts. The Toronto-Dominion Bank shall enter into an agreement, in form and substance satisfactory to the Lender (the "BLOCKED ACCOUNTS AGREEMENT"), providing that all cash, cheques and items received or deposited in the Blocked Accounts are the property of the Lender, that the depository bank has no lien, security interest or other Encumbrance in or claim upon, or right of set-off against, the Blocked Accounts and any cash, cheques, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Accounts Agreement, and that automatically, on a daily basis, the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such Depository Account as the Lender may from time to time designate for such purpose. The Lender may instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Depository Account at any time. The Borrower and the Guarantors hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Lender, except for amounts comprising Excluded Assets, whether as proceeds of Collateral or otherwise, shall be the property of the Lender. For greater certainty, the same arrangements shall be made in respect of the corresponding accounts of each Guarantor.

3.5 The Borrower and each Guarantor covenants and agrees to notify the Lender:
(a) of any matters materially adversely affecting the value, enforceability or collectability of any Account and of all customer disputes, offsets, defences, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, of any adverse effect in the value of their Inventory in such detail as the Lender may reasonably require from time to time, and
(b) promptly of any such matters which are material, as a whole, to the Collateral. The Borrower and each Guarantor agree to issue credit memoranda promptly with duplicates to the Lender upon its reasonable request, after the occurrence of a Default or an Event of Default, upon accepting returns or granting allowances.

3.6 The Lender shall maintain a Revolving Loan Account on its books in which the Borrower will be charged with all loans and advances made by the Lender to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable legal fees which the Lender may incur in connection with the exercise of any of the rights or powers herein conferred upon the Lender, or in the prosecution or defence of any action or proceeding to enforce or protect any rights of the Lender in connection with this Financing Agreement, the other Loan Documents or the Collateral and the Guarantor Collateral, or any Obligations owing by the Borrower. The Borrower will be credited with all amounts received by the Lender from the Borrower or from others for the Borrower's account, including as above set forth, all amounts received by the Lender in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Borrower or the Guarantor be a prerequisite to the Lender's right to demand payment of any Obligation. Further, it is understood that the Lender shall have no obligation whatsoever to perform in any respect the Borrower's contracts or obligations relating to the Accounts or any other Collateral.

3.7 After the end of each month, the Lender shall promptly send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lender and the Borrower during that month; provided that any failure by the Lender to send any such statement shall not affect in any way the Borrower's or the Guarantor's continuing liability in respect of the obligations. The monthly statements shall constitute an account stated between the Borrower and the Lender and, absent manifest error, shall be deemed correct and binding on the Borrower unless the Lender receives a written statement of the exceptions within thirty (30) days of the receipt of the monthly statement by the Borrower.

3.8 Upon the request of the Borrower and provided the Borrower is in compliance with all other terms and conditions under this Financing Agreement, the Inventory Loan Cap may be increased from $175,000,000 to $200,000,000 for a maximum period of one hundred and twenty (120) days once per year during each Fiscal Year of the term of this Financing Agreement, provided further that the Net Availability Block is maintained at any and all times during such period (and, if the Borrower has required that the Net Availability Block be reduced from $40,000,000 to $25,000,000 as contemplated by the definition of "Availability Reserve", the Borrower shall also maintain the required Fixed Charge Coverage Ratio of 1.10:1.00 at all time during such period). Upon the Borrower not being in compliance with all of the terms and conditions of this Financing Agreement at any time during such one hundred and twenty (120) day period, the Inventory Loan Cap will thereafter revert back to $175,000,000 but will not impact the ability to increase the Inventory Loan Cap in subsequent years.

                                    ARTICLE 4
                              BA EQUIVALENT LOANS

4.1 Upon receipt of a request for an advance given in accordance with this Financing Agreement and subject to the provisions of this Financing Agreement, the Lender may make BA Equivalent Loans to the Borrower on a revolving basis up to a maximum principal amount of $25,000,000 at the BA Equivalent Rate for the applicable Interest Period within the scope and subject to the limits of the Revolving Line of Credit from time to time after the Closing Date.

4.2 BA Equivalent Loans may be drawn down by the Borrower at any time and from time to time in a minimum principal amount of $5,000,000 and amounts in excess thereof in integral multiples of $1,000,000 for the selected Interest Period (provided that in no event will a maturity date for a BA Equivalent Loan ("EXPIRY DATE") be a date beyond the then applicable Maturity Date of this Financing Agreement) and by irrevocable written notice of its request for a BA Equivalent Loan given to the Lender not later than 11:00 A.M. (Toronto time) two
(2) Business Days prior to the requested drawdown date of the BA Equivalent Loan. Upon an Event of Default which is continuing, or if the Borrower fails to give the Lender written notice of its intention to renew any outstanding BA Equivalent Loan not later than 11:00 A.M. (Toronto time) two (2) Business Days prior to any applicable Expiry Date, all such outstanding BA Equivalent Loans shall be converted to Prime Rate Loans on the applicable Expiry Date.

                                    ARTICLE 5
                               LETTERS OF CREDIT

5.1 In order to assist the Borrower in establishing or opening Letters of Credit with an Issuing Bank, the Borrower have requested the Lender, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letter of Credit Guarantees, thereby lending the Lender's credit to the Borrower and the Lender has agreed, subject to the Letter of Credit Sub-Line, to do so. These arrangements shall be handled by the Lender subject to the terms and conditions set forth below.

5.2 Within the Revolving Line of Credit and Net Availability, the Lender shall assist the Borrower in obtaining Letter(s) of Credit in an aggregate amount not to exceed the outstanding amount of the Letter of Credit Sub-Line, provided that
(i) no Default or Event of Default exists hereunder, and (ii) such Letter(s) of Credit shall not have a term that ends subsequent to any applicable Maturity Date. The Lender's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Lender's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Lender, the Issuing Bank and the Borrower. Any and all outstanding Letters of Credit shall reduce Net Availability.

5.3 The Lender shall have the right, without notice to the Borrower, to charge the Borrower's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Lender under the Letters of Credit Guarantee at the earlier of (a) payment by the Lender under the Letters of Credit Guarantee, or (b) the occurrence of Default or an Event of Default. Any amount charged to the Borrower's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate applicable to Prime Rate Loans.

5.4 The Borrower hereby agrees to indemnify the Lender and their respective officers, directors, agents, representatives, advisors, employees and affiliates and holds each of them harmless from and against any and all damages, penalties, charges, costs, expenses, losses, claims, actions, proceedings, obligations, demands or liabilities incurred by any of them arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account, the collateral relating thereto and any drafts or acceptances thereunder, and all obligations thereunder, including any such loss, claim, damages, penalties, costs, expenses, actions, proceedings, obligations, demands or liabilities due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or wilful misconduct by any of them under the Letters of Credit. This indemnity shall be severable from and shall survive termination of this Financing Agreement. The Borrower agrees that any charges, disbursements, costs and expenses incurred by the Lender for the Borrower's account by the Issuing Bank shall be conclusive and may be charged to the Borrower's Revolving Loan Account.

5.5 The Borrower agrees that, absent gross negligence or wilful misconduct, any action taken by the Lender, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with Letters of Credit or the Letter of Credit Guarantees, shall be binding on the Borrower and shall not result in any liability whatsoever of the Lender to the Borrower. In furtherance thereof, the Lender shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guarantees (and applications therefor), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Lender's sole name. The Issuing Bank shall be entitled to comply with and honour any and all such documents or instruments executed by or received solely from the Lender, all without any notice to or any consent from the Borrower. Notwithstanding any prior course of conduct or dealing with respect to the foregoing, including amendments and non-compliance with documents and/or the Borrower's instructions with respect thereto, the Lender may exercise its rights hereunder in its sole and reasonable judgment. In addition, without the Lender's express consent and endorsement in writing, the Borrower agree: (a) not to execute any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of a Default or an Event of Default which is not cured within any applicable grace period, if any, or waived by the Lender, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

5.6 The Borrower agree that: (a) any necessary import, export or other licenses or certificates for the import or handling of the goods will have been promptly procured; (b) all foreign and domestic Laws in regard to the shipment and importation of the goods, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that the Lender may at any time request will be promptly furnished. In connection herewith, the Borrower represents and warrants that all shipments made under any such Letters of Credit are in accordance with the Laws of the jurisdictions in which the shipments originate and terminate, and are not prohibited by any such Laws. The Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, provincial, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs, rules or regulations of any Governmental Entity, where the goods are or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

5.7 Any letter of credit issued with the assistance of the Lender pursuant to the Pre-Filing Financing Agreement and which remains outstanding on the Closing Date shall be deemed, from and after the Closing Date, to have been issued with the assistance of the Lender pursuant to this Financing Agreement.

                                    ARTICLE 6
                                   COLLATERAL

6.1 As security for the prompt payment in full and performance of, all of the Obligations, (i) the Borrower will grant to the Lender, a continuing general collateral lien upon, and security interest in, the Collateral pursuant to a security agreement in form and substance acceptable to the Lender, (ii) each Guarantor will execute and deliver to and in favour of the Lender an unlimited guarantee of the Obligations of the Borrower to the Lender, (iii) each Guarantor will grant to the Lender, a continuing general collateral lien upon, and security interest in, the Guarantor Collateral pursuant to a security agreement in form and substance acceptable to the Lender,
(iv) each of the Borrower and Guarantors will execute and deliver to and in favour of the Lender, assignments of insurance and directions to pay in connection with the insurance requirements set out in Section 7.5 of this Financing Agreement, including concerning the Policies, in form and substance acceptable to the Lender, and (v) any other guarantees and security the Lender may require from the Borrower or the Guarantors relating to Accounts, Inventory, Other Collateral and Policies, the Collateral and the Guarantor Collateral, as applicable, from time to time, at its sole discretion (all of which are hereinafter collectively referred to as the "Security Agreements").

6.2 The security interests granted under the Security Agreements shall extend and attach to the Collateral and the Guarantor's Collateral, as applicable, upon the execution thereof.

6.3 The Borrower and the Guarantors covenant and agree to safeguard, protect and hold all Inventory for the Lender's account and make no disposition thereof except in the ordinary course of its business or, if out of the ordinary course of its business, upon the prior written notice to the Lender. Upon a Default or an Event of Default, the Lender may exercise, in the Borrower's name, the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Upon a Default or an Event of Default which is continuing and the request of the Lender, the Borrower and the Guarantors hereby agree to immediately forward any and all proceeds of Collateral or the Guarantor Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Lender pending delivery to the Lender. The Borrower and the Guarantors agree to use their best efforts to obtain and deliver to the Lender, within 30 days after the Closing Date, a duly executed Access Agreement from each landlord of each premises leased by the Borrower or a Guarantor and at which Collateral or Guarantor's Collateral is located, and to provide to the Lender a weekly status update on any Access Agreement which is not delivered to the Lender within 30 days after the Closing Date.

6.4 The rights and security interests granted to the Lender under any Security Agreements are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final indefeasible payment in full to the Lender and performance of all Obligations and the termination of this Financing Agreement. Any delay or omission by the Lender to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

6.5 Notwithstanding the Lender's security interests and to the extent that the Obligations are now or hereafter secured by any Assets other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, the Lender shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Lender's rights hereunder.

6.6 Any balances to the credit of the Borrower and any Collateral or the Guarantor Collateral in the possession or control of the Lender may be held by the Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due as it sees fit. The liens and security interests granted in the Security Agreements, and any other lien or security interest the Lender may have, shall secure payment and performance of all now existing and future Obligations (or, in the case of the Guarantor, the Guarantors' obligations in respect thereof). The Lender may, in its discretion, charge any or all of the Obligations to the Revolving Loan Account when due.

                                    ARTICLE 7
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 To induce the Lender to enter into this Financing Agreement and to make Accommodations available to the Borrower, each of the Borrower and Guarantors hereby jointly and severally represents and warrants to the Lender, and acknowledges that the Lender is relying on such representations and warranties in entering into this Financing Agreement, that:

      (a) the Borrower and each Guarantor is a corporation duly incorporated, organized and validly subsisting under the federal laws of Canada, and each of the Borrower and Guarantors has full power and capacity to own its Assets and to carry on its business as conducted and is duly qualified, registered and in good standing in every jurisdiction in which the Borrower or applicable Guarantor has Assets, an office or otherwise conducts or operates its business and the Guarantors and WFP Quatsino Navigation Limited are all of the Subsidiaries of the Borrower and WFP Quatsino Navigation Limited has one employee and no Assets;

      (b) the Borrower and each Guarantor has obtained all Forest Tenures, Licences and other Authorizations required to operate its business, and except as disclosed in writing by them to the Lender from time to time, they are not in default and have not received any Order or notice of any Claim or default with respect to any such Forest Tenures, Licences and other Authorizations, where such default or claim would have a Material Adverse Effect;

      (c) the Borrower and each Guarantor has full power and authority and full legal right to enter into and perform its obligations under the Loan Documents and to obtain Accommodations hereunder and has taken all action necessary to be taken by it to authorize such acts;

      (d) each Loan Document and all agreements and undertakings of the Borrower and Guarantors to which they are a party, are legal, valid and binding obligations enforceable against each of them in accordance with their respective terms, subject only to any applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws or equitable remedies affecting creditors' rights generally;

      (e) the consummation of the transactions herein contemplated, and the compliance with the terms, conditions and provisions of the Loan Documents will not conflict with, contravene or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the constating documents of the Borrower or Guarantors or any indenture, instrument, document, mortgage, agreement or undertaking, including the Bond Indenture, any collective bargaining agreement, or any Material Agreement to which they are a party or by which they are bound, or any Laws or Authorizations, or result in the creation or imposition of any Encumbrance (other than pursuant to the Security Agreements) upon any of their Assets;

      (f) the Borrower and each Guarantor is in compliance with all applicable Laws, including all Environmental Laws, Authorizations and Material Agreements, the Bond Indenture and any collective bargaining agreements and mortgages relating to any of their real property except where non-compliance would not have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing;

      (g) the Borrower's and the Guarantors' books and records are true, complete and accurate in all material respects and all financial statements delivered to the Lender fairly present the consolidated financial position of the Borrower and the Guarantors as at the date thereof and the consolidated results of the operations of the Borrower and the Guarantors for the period referred to therein, and, except as noted therein, have been prepared by the Borrower and its auditors in accordance with GAAP;

      (h)   the Borrower and each Guarantor:

                  (i) is in compliance with all legally binding Orders to which it is subject, if any, relating to any Laws or Environmental Laws, except where the non-compliance thereof would not have a Material Adverse Effect; and

                  (ii) except as disclosed in writing to the Lender from time to time, is not the subject of any existing or, to the knowledge of the Borrower or the applicable Guarantor, threatened actions, suits, proceedings, investigations or Orders relating to Environmental Laws, Laws or otherwise against the Borrower, the applicable Guarantor, the Collateral or the Guarantor Collateral, which if adversely determined, would have a Material Adverse Effect.

      (i) the Borrower and each Guarantor has good and marketable title to and legal and beneficial ownership of all of its Assets, the Collateral and Guarantor Collateral, as applicable, free and clear of any Encumbrances, other than Permitted Encumbrances;

      (j) no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase from the Borrower or any Guarantor of any of the Collateral and Guarantor Collateral, as applicable, other than in the ordinary course of its business;

      (k) each Trade Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services by the Borrower and the Guarantors to their customers in the ordinary course of their business and to the best of the Borrower's and the Guarantors' knowledge, are not subject to any present, future or contingent defence, offset, counterclaim, dispute or other dilutive factor which has not been disclosed to the Lender and for which an appropriate reserve has not been made by the Lender;

      (l) all the work and services performed and goods supplied under any contract or agreement (oral or written) giving rise to any Accounts have been fully performed or supplied to acceptable standards as required by Law and by the terms (whether express or implied) of any such contract or agreement in respect thereof and to the satisfaction of the applicable customer of the Borrower and the applicable Guarantor and the work and services performed and goods supplied have been accepted by such customer, and where goods have been supplied, legal and proper delivery has been made and accepted by such customer;

      (m) at the time of issuance of each invoice, the amount payable by any customer of the Borrower or any Guarantor is not less than the face value of such invoice and such Accounts are due and payable not later than the date specified on such invoice, all as recorded in their respective books and records;

      (n) as of the date hereof, Schedules 1, 2 and 3 hereto correctly and completely set forth, for each of the Borrower and each Guarantor, its: (A) chief executive office, (B) Collateral and Guarantor Collateral locations, (C) predecessor names, (D) tradenames, (E) subsidiaries and affiliates (all as defined in the Canada Business Corporations Act), (F) deposit and disbursement bank accounts, (G) tenures, licences, permits, leases and other Authorizations, (H) Material Agreements, and (I) other information listed on said Schedules;

      (o) except for the Permitted Encumbrances, after filing of financing statements or other similar registrations in the applicable public office at the locations set forth in Schedule 1, the Security Agreements, in the jurisdictions of such locations set forth in
            Schedule 1, create a valid, perfected and first priority security interest in the Collateral and the Guarantor Collateral, as applicable, in the jurisdictions of such locations set forth in
            Schedule 1, subject to Permitted Encumbrances; the security interests granted constitute and shall at all times, subject to Permitted Encumbrances, constitute a first priority lien on, and security interest in, the Collateral and the Guarantor Collateral, as applicable, in the jurisdictions of such locations set forth in
            Schedule 1, and the Collateral and the Guarantor Collateral are not subject to any Encumbrance in favour of any Person (other than the Lender);

      (p) except for the Permitted Encumbrances, the Borrower and each Guarantor is, or will be, at the time additional Collateral or Guarantor Collateral, as applicable, is acquired by it, the absolute owner of the Collateral or Guarantor Collateral, as applicable, with full right to pledge, sell, assign, transfer and create a security interest therein, free and clear of any and all Encumbrances in favour of others;

      (q) the Borrower and each Guarantor will, at its expense, forever warrant and, at the Lender's request, defend the Collateral and the Guarantor Collateral from any and all Claims of any other Person other than a holder of a Permitted Encumbrance;

      (r) all statements, information, reports, listings, schedules and certificates made or given to the Lender by all officers, directors and authorized representatives of the Borrower and the Guarantors are true, complete and accurate in all material respects;

      (s) no Person other than IBM Canada Ltd., J.D. Edwards World Solutions Company, Telus Enterprise Solutions Inc., Software Business Systems Inc. and Group West Systems Ltd. is supplying the Borrower and the Guarantor, nor has an Encumbrance on, any computer hardware, software or systems of the Borrower or the Guarantor;

      (t) the Borrower and each Guarantor possess all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date;

      (u) the Borrower and the Guarantors have not withheld from or failed to disclose to the Lender, any matter or thing whatsoever which could reasonably be expected to be material to the Lender, including any proceedings commenced under the Woodworker Lien Act (British Columbia) or by any First Nations groups against any of their respective Assets.

Each of the representations and warranties contained in Section 7.1 shall survive the execution and delivery of this Financing Agreement and be deemed to be repeated by the Borrower and the Guarantors at the time and date of each Accommodation notwithstanding any investigation made at any time by or on behalf of the Lender.

7.2 The Borrower and Guarantors covenant and agree to maintain books and records pertaining to the Collateral, the Guarantor Collateral and their Assets, as applicable, in accordance with GAAP. The Borrower and Guarantors covenant and agree that the Lender or its representatives may following a request on not less than one (1) Business Day notice, enter upon their respective premises, and any other premises where the Collateral and the Guarantor Collateral, as applicable, may be located, at any time during normal business hours for the purpose of inspecting the Collateral and the Guarantors Collateral, as applicable, and any and all records pertaining thereto. The Borrower and Guarantors covenant and agree to provide the Lender with, as soon as practicable, prior written notice of any change in the location of any Collateral and the Guarantor Collateral, as applicable, or its chief executive office, other than to locations, that as of the Closing Date, are known to the Lender and at which the Lender has filed financing statements and otherwise fully perfected its liens and security interests thereon. The Borrower and Guarantors also hereby consent to the Lender contacting any and all third parties the Lender may reasonably require from time to time, including the Ministry of Forests, the Ministry of Water, Air and Land Protection, the Ministry of Sustainable Resource Management, Canada Customs and Revenue Agency and other Governmental Entities concerning social services tax, corporation capital tax, logging tax, workers compensation, employment standards, the Forest Act, the Forest Practices Code, the Logging Act and the Waste Management Act, for purposes of verifying the state of the Collateral, the Guarantor Collateral, their respective businesses, Authorizations and Tax position, and the Borrower and each Guarantor covenants and agrees to execute and deliver any authorization and consent requested by the Lender in respect thereof.

7.3 The Borrower and the Guarantors covenant and agree to execute and deliver to the Lender, from time to time, solely for the Lender's purpose of monitoring the Collateral and the Guarantor Collateral, such written statements, reports and schedules as the Lender and the Borrower may reasonably agree upon, designating, quantifying, qualifying, identifying or describing the Collateral and the Guarantor Collateral to the extent possible in the Borrower's standard form as approved by the Lender, acting reasonably. Their failure, however, to promptly give the Lender such statements, reports or schedules shall not in any way be deemed to affect, diminish, modify or otherwise limit the Lender's security interests in, or liens on, the Collateral or the Guarantor Collateral.

7.4 The Borrower and the Guarantors covenant and agree to comply with the requirements of all applicable Laws in order to grant to the Lender a valid and perfected first security interest and lien in the Collateral and the Guarantor Collateral, subject only to the Permitted Encumbrances. The Lender is hereby authorized by the Borrower and each Guarantor to file (including pursuant to the applicable terms of the PPSA or similar statutes in other applicable jurisdictions) from time to time any financing statements, continuations or amendments covering the Collateral and the Guarantor Collateral, whether or not the Borrower's or the Guarantors' signatures appear thereon. The Borrower and the Guarantors hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by the Lender. The Borrower and the Guarantors covenant and agree to do whatever the Lender may reasonably request, from time to time, by way of: (a) filing notices of Encumbrances, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Lender's agents, representatives, advisors and employees; (c) keeping records of the Collateral and the Guarantor Collateral;
(d) transferring proceeds of the Collateral and the Guarantor Collateral to the Lender's possession upon a Default or an Event of Default; and (e) performing such further acts as the Lender may reasonably require in order to effect the purposes of this Financing Agreement.

7.5 The Borrower and the Guarantors hereby covenant and agree to maintain comprehensive/umbrella, property and casualty insurance and business interruption insurance on the Collateral and Guarantor Collateral, as applicable, and their respective businesses under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Lender. All policies covering the Assets are, subject to the rights of any holders of claims against the Excluded Collateral, to be made payable to the Lender, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Lender may require to fully protect the Lender its interest in the Collateral and the Guarantor Collateral and to any payments to be made under such policies. Copies of the policies are to be delivered to the Lender, with the loss payable endorsement in the Lender's favour and shall provide for not less than fifteen (15) days prior written notice to the Lender of any material supplement, addition or amendment or of any renewal, expiration, termination or cancellation. At the Borrower's or a Guarantor's request, or if the Borrower or a Guarantor fail to maintain such insurance, the Lender may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Lender's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims thereunder. Upon the occurrence of a Default or an Event of Default, the Lender shall, subject to the rights of any holders holding claims against the Excluded Assets, have the sole right, and at its option, in the name of the Lender or the Borrower and the Guarantors, as the case may be, to file claims under any such insurance policies relating to the Collateral or the Guarantor Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any such claims under any such insurance policies. In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall be applied to reduce the Borrower's Revolving Loan. The insurance acquired by the Lender may, but need not, protect the Borrower's interest in the Collateral or the Guarantors' interest in the Guarantor Collateral and therefore such insurance may not pay claims which the Borrower or the Guarantors may have with respect to the Collateral or the Guarantor Collateral or pay any claim which may be made against the Borrower or the Guarantors in connection with the Collateral or the Guarantor Collateral. In the event the Lender purchases, obtains or acquires insurance covering all or any portion of the Collateral or the Guarantor Collateral, the Borrower covenants and agrees to be responsible for all of the applicable costs of such insurance, including premiums, interest (subject to the right to charge the Default Rate of Interest hereunder, at the applicable interest rate for Revolving Loans), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Lender may charge all of such premiums, fees, costs, interest and other charges to the Borrower's Revolving Loan Account. The Borrower and the Guarantors hereby acknowledge that the costs of the premiums of any insurance acquired by the Lender may exceed the costs of insurance which the Borrower and the Guarantor may be able to purchase on its own. In the event that the Lender purchases such insurance, the Lender will notify the Borrower of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the receipt of such notice, the Borrower provides the Lender with proof that the Borrower or the Guarantors had the insurance coverage required pursuant to this Section 7.5(in form and substance satisfactory to the Lender) as of the date on which the Lender purchased insurance and the Borrower or the Guarantors continued at all times to have such insurance, then the Lender agrees to cancel the insurance purchased by the Lender.

7.6 The Borrower and the Guarantors covenant and agree to pay, when due, all Taxes, any and all rental, stumpage, scaling, permit fees and expenses, royalties and other amounts payable to the Crown under the Forest Act (British Columbia) and the Forest Practices Code (British Columbia) or otherwise ("ROYALTIES") and all other amounts, the non payment of which may result in an Encumbrance in priority to the Lender ("PRIORITY PAYABLES"), including any and all amounts owing or accruing due under the Workers Compensation Act (British Columbia), Employment Standards Act (British Columbia), the Woodworker Lien Act (British Columbia) and the Social Services Tax Act (British Columbia), pension benefit payments required to be contributed or funded by them, sales and excise taxes and duties, assessments, claims and other charges lawfully levied or assessed upon the Borrower and the Guarantors, unless such Taxes, Royalties or Priority Payables are being diligently contested in good faith by the Borrower or the Guarantor by appropriate proceedings sufficient to prevent any enforcement with respect to same and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any garnishment shall be issued or any Encumbrance shall be filed or claimed thereunder (a) for Taxes, Royalties or Priority Payables due any Governmental Entity, or (b) which in the Lender's opinion might create a valid obligation having priority over the Lender's security over the Collateral or the Guarantor Collateral, such Encumbrance or claim shall not be deemed to be a Permitted Encumbrance hereunder and the Borrower or the Guarantors shall immediately pay such Taxes, Royalties or Priority Payables and discharge the Encumbrance or garnishment unless such amount is being diligently contested in good faith by appropriate proceedings sufficient to prevent any enforcement with respect to same and adequate reserves are established in accordance with GAAP. If the Borrower or the Guarantors fail to do so promptly, then at the Lender's election, the Lender may (i) create an Availability Reserve in such amount as it may deem appropriate in its sole business judgment, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure or garnishment, filing of any priority Encumbrance, claim, forfeiture, or sale of the Collateral or the Guarantor Collateral, pay any such amounts on the Borrower's or the Guarantors' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

7.7 The Borrower and Guarantors: (a) covenant and agree to comply with all Laws, including all Environmental Laws which the failure to comply with could have a Material Adverse Effect, provided that the Borrower or any Guarantor may contest any acts, rules, regulations, orders and directions of any Governmental Entity in any reasonable manner which will not, in the Lender's opinion, materially and adversely affect the Lender's priority in the Collateral or the Guarantor Collateral as determined by the Lender in its sole discretion; (b) covenant and agree to maintain and comply with any and all Authorizations required for the Borrower and the Guarantors to operate their business, including the Forest Tenures, Licences and any annual timber cutting rights, and any and all Laws as presently existing or as adopted or amended in the future, applicable to the Collateral or the Guarantor Collateral, the ownership and/or use of any of their real property and the operation of their business, which the failure to comply with would have a Material Adverse Effect; and (c) shall not be deemed to have breached any provision of this Section 7.7 if, (i) the failure to comply with the requirements of this Section 7.7 resulted from good faith error or innocent omission, (ii) the Borrower promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within twenty (20) days following the Borrower's or the Guarantor's knowledge or receipt of notice (whichever is earlier) of such failure, or if such failure cannot in good faith be cured within twenty (20) days, such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable Law and with the consent of the Lender, not to be unreasonably withheld.

7.8 Until termination of this Financing Agreement and indefeasible payment and satisfaction of all Obligations due hereunder, the Borrower and the Guarantors covenant and agree that, unless the Lender shall have otherwise consented in writing, in addition to the reports and information set forth in Section 3.2 of this Financing Agreement, the Borrower will furnish to the Lender: (a) within ninety (90) days after the end of each Fiscal Year of the Borrower, an audited Consolidated Balance Sheet and all related consolidating work papers, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Borrower for such year, audited by independent chartered accountants; (b) within sixty (60) days after the end of each Fiscal Quarter (except in respect of the last Fiscal Quarter of a Fiscal Year, which shall be delivered within ninety (90) days after the end of such Fiscal Quarter) a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Borrower, certified by an authorized financial or accounting officer of the Borrower, and if the Net Availability Reserve has been reduced from $40,000,000 to

$25,000,000 as contemplated in the definition of "Net Availability Reserve", a certificate of an authorized financial or accounting officer of the Borrower confirming the Fixed Charge Coverage Ratio for the Rolling Period ended on the last day of such Fiscal Quarter; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Borrower for such period, certified by an authorized financial or accounting officer of the Borrower; (d) copies of all reports provided to the Bond Trustee pursuant to
Section 10.17 of the Bond Indenture, at the same time such reports are provided to the Bond Trustee, and (e) from time to time, such further information regarding the business affairs and financial condition of the Borrower and the Guarantors as the Lender may reasonably request, including, (i) the accountant's management practice letter, (ii) annual cash flow projections in the Borrower's standard form as approved by the Lender, acting reasonably; (iii) copies of any and all annual compliance opinions given by the Borrower's counsel to the trustee under the Bond Indenture, (iv) any and all material reports, notices or communications with the Ministry of Forests concerning its annual timber cutting rights, the Forest Tenures, the Licences and other Authorizations required to operate its business, and (v) any and all material reports, notices or communications with any First Nations group or its representatives regarding land claims or compensation therefor. The Borrower and the Guarantors covenant and agree to authorize and direct the Ministry of Forests to provide the Lender with all Ministry of Forests accounts receivable weekly aged balance printouts for each of the Borrower and the Guarantors (for the purposes of the Lender monitoring whether there are any arrears that could be secured by an Encumbrance) at the frequency which the Lender may determine in its sole discretion from time to time and in any event at least semi-monthly and more frequently in the Lender's sole discretion upon a Default or an Event of Default which is continuing. Each financial statement which the Borrower is required to submit hereunder must be accompanied by an officer's certificate, signed by a designated authorized signing officer of the Borrower, pursuant to which such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Borrower's and the Guarantors' financial condition at the end of the particular accounting period, as well as the Borrower's and the Guarantors' operating results during such accounting period, subject to year-end audit adjustments; (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided however, that if any such officer has knowledge that any Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Borrower and the Guarantors have not received any notice of cancellation with respect to any of its insurance policies, including the Policies, which it is required to maintain or is contemplated pursuant hereto; and (C) the Borrower and the Guarantors have not received any notice that could result in a Material Adverse Effect, including from any Person under the Woodworker Lien Act (British Columbia) or from any Governmental Entity concerning duties, Taxes, Royalties, Priority Payables, cutting rights, the Forest Tenures, the Licences or other Authorizations required to operate their business; and (Z) they are current with respect to any and all pension benefit obligations, Taxes, Royalties and Priority Payables (unless such amounts are being diligently contested in good faith by appropriate proceedings sufficient to prevent any enforcement with respect to same, adequate reserves have been established in accordance with GAAP and such matters, in sufficient detail, are set forth in such Officers' certificate); substantially in the form attached hereto as Exhibit B.

7.9 Until termination of the Financing Agreement and indefeasible payment and satisfaction of all Obligations hereunder, the Borrower and the Guarantors covenant and agree that, without the prior written consent of the Lender, except as otherwise herein provided, the Borrower and the Guarantors will not:

      (a) mortgage, assign, pledge or otherwise permit any Encumbrance or judgment, to exist on or claim to become enforceable against any of the property or assets of the Borrower or a Guarantor, except for Permitted Encumbrances;

      (b) sell, assign, transfer, lease, rent, factor or otherwise dispose of any of the Collateral or the Guarantor Collateral other than in the ordinary course of business and on terms and conditions satisfactory to the Lender in its absolute and sole discretion;

      (c) except for the transactions contemplated by the Plan of Arrangement, enter into any amalgamation, consolidation, reorganization, merger, continuance into another jurisdiction, restructuring or plan of arrangement resulting in a reorganization of share capital or file for a stay of proceedings under the Companies' Creditors Arrangements Act (Canada) or the Bankruptcy and Insolvency Act (Canada) staying the rights and remedies of the Lender;

      (d)   cease to be engaged primarily in the forest products business;

      (e) move any Inventory forming part of the Collateral or the Guarantor Collateral from any location set out from time to time in Schedule 1 other than in the ordinary course of business. The Borrower and the Guarantors shall have the right to remove or add any locations set out at any time in Schedule 1, provided that the lender's security in the Collateral or the Guarantor Collateral is not, in the sole opinion of the Lender, adversely affected and that the Lender may not consider such Assets at any such additional location to be Eligible Inventory unless, if applicable, appropriate Availability Reserves or a landlord waiver, bailee waiver or access agreement to the Lender's satisfaction in its absolute and sole discretion has been delivered in respect of such location;

      (f) compromise, adjust or extend the time for payment of any Accounts forming part of the Collateral or the Guarantor Collateral or grant any discounts, allowances or credits thereon in each case other than in the normal course of business consistent with past practice;

      (g) Pay any management fees, declare any dividends, make any loans or repay any indebtedness or other amounts or make any other similar payments to their shareholders other than, payment of principal and interest when due under the Bond Indenture;

      (h) make or agree to make any voluntary redemption of Secured Bonds or any purchase of Secured Bonds in the open market, whether pursuant to Section 11.10 of the Bond Indenture or otherwise, or exercise any defeasance right under Article 14 of the Bond Indenture;

      (i) permit the Fixed Charge Coverage Ratio to be less than 1.10:1.00 at any time after the Net Availability Reserve has been reduced from $40,000,000 to $25,000,000 as contemplated in the definition of "Net Availability Reserve".

7.10 The Borrower and the Guarantors covenant and agree to: (a) deliver to the Lender any other documents, statements, certificates, records, appraisals, notices, communications, printouts, reports and information (including concerning any of the Policies, environmental reports and the Ministry of Forests accounts receivable weekly aged balance printouts), the Lender may reasonably require from time to time; (b) maintain any and all Authorizations required to operate its business and shall immediately notify the Lender in writing of any termination, suspension, rescission, amendment, supplement, cancellation, change or expiration of such Authorizations and of any violation of any Authorizations, industry standard or Laws which could have a Material Adverse Effect; (c) fulfil and perform, in the ordinary course of its business, any and all obligations to its customers which could impact the recoverability of any Account; (d) forthwith notify the Lender in writing of any matter which could have a Material Adverse Effect, including any proceeding commenced by any Person under the Woodworker Lien Act (British Columbia) or any First Nations group against the Borrower's or Guarantor's Assets or any claim made or threatened by any Governmental Entity concerning duties relating to the Borrower's and the Guarantors' business; and (e) forthwith notify the Lender in writing of any matter which could jeopardize its first secured priority position, subject to Permitted Encumbrances, over the Collateral and the Guarantor's Collateral.

7.11 The Borrower and the Guarantors hereby covenant and agree, on a joint and several basis, to indemnify and hold harmless the Lender and its officers, directors, employees, agents, representatives, advisors and affiliates (each an "INDEMNIFIED PARTY") from, and holds each of them harmless from and against, any and all losses, liabilities, obligations, claims, actions, proceedings, demands, damages, penalties, costs, fees and expenses (including legal fees) and any payments made by the Lender pursuant to any indemnity provided by it with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, penalties, disbursements, costs, fees or expenses relate to the Loan Documents, including those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, any depository account of the Borrower and/or the agreements executed in connection therewith and any indemnity given by the Lender to The Toronto Dominion Bank in respect of standby letters of credit or otherwise; (b) any and all claims, costs, expenses or fees asserted against or incurred by the Lender as a result of the Borrower's or any Guarantor's failure to (i) comply with any Authorizations required for it to operate its business or any environmental pollution, hazardous material or environmental clean-up relating to any of its Collateral or Guarantor' Collateral locations, or (ii) pay any amounts to any Person who is in possession and/or control of any of the Collateral or the Guarantor Collateral; (c) or any claim or expense which results from the Borrower's or any Guarantor's operations and use of any of its Collateral or Guarantor Collateral locations, which the Lender may sustain or incur, all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or wilful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Borrower and the Guarantors hereby agree that this indemnity shall be severable from and shall survive any termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Lender may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves in a cash collateral account as continuing general collateral security or otherwise for any such contingent liabilities.

7.12 The Lender shall be entitled to obtain Inventory appraisal reports on an annual basis, and more frequently as the Lender may require in its reasonable business judgement, from an appraiser mutually acceptable to the Borrower and the Lender, at the Borrower's sole cost and expense.

7.13 The Borrower and the Guarantors covenant and agree to provide access to the Lender and its agents, representatives, appraisers, examiners and employees to all Collateral and Guarantor Collateral locations in respect of any and all such appraisals and field examinations and audits.

7.14 The Borrower and the Guarantors covenant and agree to defend the Collateral and Guarantor Collateral against the claims and demands of all persons.

7.15 The Borrower and the Guarantors covenant and agree not to amend or extend any payment terms or do any other act or thing where doing so would result in any Trade Receivable being excluded under coverage under any Policy or affect the ability to make a claim thereunder.

7.16 The Borrower and the Guarantors covenant and agree not to change any of their respective legal names without providing the Lender thirty (30) days prior written notice of their intention to make such change.

7.17 The Borrower and the Guarantors covenant and agree to keep any and all computer hardware, software and/or systems relating to the Collateral and the Guarantor Collateral at the Collateral and the Guarantor Collateral locations unless and until a satisfactory access agreement is executed and delivered to and in favour of the Lender, in form in substance satisfactory to the Lender, acting reasonably.

7.18 The Borrower and the Guarantors covenant and agree to maintain any and all worker's compensation or similar insurance as may be required under the laws of any jurisdiction in which they operate.

7.19 The Borrower and each Guarantor covenants and agrees to maintain its rights in, and the value of, its General Intangibles in the ordinary course of its business, including by making timely payment with respect to any applicable licensed rights, including any Royalties required to be paid to the Ministry of Forests, unless failure to do so would not have a Material Adverse Effect, result in an Encumbrance against any of the Collateral or prevent the Lender from having unfettered access to the Collateral at all times.

7.20 The Borrower and each Guarantor covenants and agrees to execute and deliver to and in favour of the Lender any and all data processing services and licenced hardware and software use and access agreements ("COMPUTER ACCESS AGREEMENTS") the Lender may reasonably require in connection with this Financing Agreement.

7.21 Each of the Borrower and the Guarantors covenant and agree that the indebtedness evidenced by the Pulpco Note is hereby subordinated and postponed to the prior indefeasible payment in full of the Obligations, and any security interest granted to secure the obligations evidenced by the Pulpco Note are hereby subordinated and postponed to the security interests granted under the Security Agreement. Neither the Borrower nor any Guarantor will take or permit any action which is inconsistent with such subordinations and postponements.

                                    ARTICLE 8
                          INTEREST, FEES AND EXPENSES

8.1 Interest on Prime Rate Loans shall be payable monthly, in arrears, to the Lender as of the end of each month and interest on BA Equivalent Loans shall be payable to the Lender on the applicable Expiry Date, in arrears, based on a 365 day year and a 366 day year in the case of a leap year. Interest on Prime Rate Loans shall be an amount equal to the Prime Rate plus three-quarters of one percent (0.75%) per annum on the balance owing by the Borrower to the Lender in the Revolving Loan Account for Prime Rate Loans at the close of each day during such month. In the event of any change in the Prime Rate, the rate hereunder for Prime Rate Loans shall change, as of the date of such change, so as to remain three-quarters of one percent (0.75%) above the Prime Rate. The Lender shall be entitled to charge the Borrower's Revolving Loan Account for any and all fees, costs and expenses incurred by the Lender and permitted to be charged by the Lender under this Financing Agreement at the rate provided for herein for Prime Rate Loans when due until all such Obligations have been indefeasibly paid in full. Upon and after the occurrence of a Default or an Event of Default which is continuing and the giving of any required notice by the Lender in accordance with the provisions hereof, all Obligations shall bear interest at the Default Rate of Interest.

8.2 In consideration of the Lender's assistance with the issuance of Letters of Credit, the Borrower shall pay the Lender the Letter of Credit Fee which shall be an amount equal to two and three-quarters of one percent (2-3/4%) per annum, payable monthly in advance, on the face amount of each Letter of Credit; provided that upon and after the occurrence of a Default or an Event of Default which is continuing and the giving of any required notice by the Lender in accordance with the provisions hereof, the Letter of Credit Fee shall be an amount equal to four and three-quarters of one percent (4-3/4%) per annum.

8.3 Any and all charges, fees, commission, costs and expenses charged to the Lender for the Borrower's account by an Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Lender, or as may be due upon any termination of this Financing Agreement.

8.4 Upon the last Business Day of each month, commencing on the last Business Day of the month that this Financing Agreement is executed and delivered, the Borrower shall pay to the Lender the Line of Credit Fee.

8.5 To induce the Lender to enter into this Financing Agreement and to make Accommodations to the Borrower, the Borrower shall pay to the Lender, on the Closing Date, the Loan Facility Fee.

8.6 The Borrower shall pay to the Lender on the Closing Date and on the first Business Day of each month thereafter an administrative management fee in the amount of $5,000, which the Borrower acknowledges and agrees shall be fully earned when paid (the "ADMINISTRATIVE MANAGEMENT FEE").

8.7 The Borrower shall promptly reimburse or pay the Lender for any and all Out-of-Pocket Expenses.

8.8 The Borrower shall pay the Lender's standard charges, fees, costs and expenses for (i) the Lender's field examinations and audits in an amount equal to $1,500 per person per day plus such field examiner's and auditor's out-of-pocket expenses, (ii) protecting, safeguarding, preserving or disposing of all or any part of the Collateral or Guarantor Collateral, and (iii) enforcing any of the Lender's rights hereunder or under any other Loan Document (which fees shall be in addition to any and all Out-of-Pocket Expenses), as incurred by the Lender.

8.9 The Borrower hereby authorizes and directs the Lender to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Borrower acknowledge and confirm that any charges which the Lender may so make to the Revolving Loan Account as herein provided will be made as an Accommodation to the Borrower.

8.10 In the event that the Lender (or any financial institution which may from time to time become a Lender hereunder (hereafter a "PARTICIPANT")) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable Law or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Lender or such participant with any new request or directive regarding capital adequacy (whether or not having the force of Law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or such participant's capital as a consequence of its obligations hereunder to a level below that which the Lender or such participant could have achieved but for such adoption, change or compliance (taking into consideration the Lender or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by the Lender or such participant to be material, then, from time to time, the Borrower shall pay, no later than five (5) days following the Lender's or such participant's demand, to the Lender or such participant such additional amount or amounts as will compensate the Lender's or such participant's for such reduction. In determining such amount or amounts, the Lender or such participant may use any reasonable averaging or attribution methods. The protection of this Section 8.10 of Article 8 shall be available to the Lender or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable Law or condition. A certificate of the Lender or such participant setting forth such amount or amounts as shall be necessary to compensate the Lender or such participant with respect to this Section 8.10 of Article 8 and the calculation thereof when delivered to the Borrower shall be, absent manifest error, prima facie evidence of such amount. Notwithstanding anything in this Section to the contrary, in the event the Lender or such participant has exercised its rights pursuant to this Section, and subsequent thereto determines that the additional amounts paid by the Borrower in whole or in part exceed the amount which the Lender or such participant actually required to be made whole, the excess, if any, shall be returned to the Borrower by the Lender or such participant.

8.11 In the event that any applicable Law or treaty, or any change therein or in the interpretation or application thereof, or compliance by the Lender or such participant with any request or directive (whether or not having the force of Law) from any central bank or other financial, monetary or other authority, shall:

      (a) subject the Lender or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Lender or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Lender or such participant by the federal government or the jurisdiction in which it maintains its principal office);

      (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Lender or such participant by reason of or in respect to this Financing Agreement or the other Loan Documents; or

      (c) impose on the Lender or such participant any other condition with respect to this Financing Agreement or any other Loan Document;

and the result of any of the foregoing is to increase the cost to the Lender or such participant of making, renewing or maintaining its loans hereunder by an amount that the Lender or such participant deems to be material in the exercise of its reasonable business judgment and acting in good faith or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Lender or such participant deems to be material in the exercise of its reasonable business judgment and acting in good faith, then, in any case the Borrower shall pay the Lender or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. For purposes of this Section 8.11, the term "taxes" does not include income taxes, franchise taxes or capital taxes imposed on the Lender or such participant. If the Lender and any participant becomes entitled to claim any additional amount pursuant to this Section 8.11, it shall notify the Borrower of the event by reason of which it has become so entitled upon the Lender becoming aware of such event. The Lender or such participant shall certify the amount of such additional cost or reduced amount to the Borrower and the calculation thereof and such certification shall be, absent manifest error, prima facie evidence of such amount. Notwithstanding anything in this Section 8.11 to the contrary, in the event the Lender or such participant has exercised its rights pursuant to this Section, and subsequent thereto determine that the additional amounts paid by the Borrower in whole or in part exceed the amount which the Lender or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Borrower by the Lender or such participant.

                                    ARTICLE 9
                                     POWERS

9.1 The Borrower and each Guarantor hereby constitutes the Lender, or any Person or agent the Lender may designate, as its attorney-in-fact, at the Borrower's cost and expense, and upon the occurrence of a Default or an Event of Default which is continuing, the Lender may exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Lender have been indefeasibly paid in full:

      (a) to receive, take, endorse, sign, assign and deliver, all in the name of the Lender or the Borrower or any Guarantor, as applicable, any and all cheques, notes, drafts, and other documents or instruments relating to the Collateral and the Guarantor Collateral, as applicable;

      (b) to request from customers indebted on Accounts at any time, in the name of the Lender, information concerning the amounts owing on the Accounts;

      (c) to request from customers indebted on Accounts at any time, in the name of the Borrower or any Guarantor, as applicable, in the name of chartered accountants designated by the Lender or in the name of the Lender's designee, information concerning the amounts owing on the Accounts;

      (d) to transmit to customers indebted on Accounts notice of the Lender's interest therein and to notify customers indebted on Accounts to make payment directly to the Lender for the Borrower's or any Guarantor's account, as applicable;

      (e) to take or bring, in the name of the Lender, or the Borrower or any Guarantor, as applicable, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to enforce or effect collection of the Accounts; and

      (f)   to request from any Persons or Governmental Entities contemplated in
            Section 7.2 of Article 7 hereof, any and all information concerning the Borrower or any Guarantor relating to any and all matters contemplated in Section 7.2 of Article 7 hereof.

                                   ARTICLE 10
                         EVENTS OF DEFAULT AND REMEDIES

10.1 Notwithstanding anything hereinabove to the contrary, the Lender may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

      (a)   failure of the Borrower to pay any of the Obligations within three
            (3) days of the due date thereof, provided that nothing contained herein shall prohibit the Lender from charging such amounts to the Revolving Loan Account on the due date thereof;

      (b) any representation or warranty made or deemed to be made by the Borrower or any Guarantor under this Financing Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made;

      (c) the Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Financing Agreement or any other Loan Document on its part to be performed or observed and such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Borrower by the Lender;

      (d) a breach by the Borrower or any Guarantor of any representation, warranty, covenant or obligation under any Material Agreement (other than the non payment of interest under the Indentures), any mortgage of any real property or any collective bargaining agreement which breach could result in a Material Adverse Effect and which remains unremedied within the applicable period provided for in such agreement;

      (e) a default or event of default under the Bond Indenture which remains unremedied within the applicable period provided for in the Bond Indenture;

      (f) the failure of the Borrower or any Guarantor to pay any and all Royalties, Taxes and Priority Payables when due, unless failure to pay such amounts is disclosed to the Lender, being diligently contested in good faith by appropriate proceedings sufficient to prevent any enforcement with respect to same and adequate reserves have been established in accordance with GAAP;

      (g) if the Borrower or any Guarantor breaches or is in violation of any Authorization, Law or industry standard, in connection with the operation of its business which breach or violation would have a Material Adverse Effect and which remains unremedied for ten (10) days;

      (h) the Borrower or any Guarantor shall: (i) admit in writing its inability to pay its debts generally, or make a general assignment for the benefit of creditors; (ii) file a notice of intention to file a proposal under any Law relating to bankruptcy, insolvency or reorganization or relief of creditors; (iii) institute or have instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Assets, and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of ten (10) days or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Assets) shall occur; or (iv) take any action to authorize any of the foregoing events;

      (i) any legally binding judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Guarantor and, if such judgment remains unpaid, either: (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

      (j) any failure to deal with any money in accordance with the cash management and Blocked Accounts arrangements contemplated in this Financing Agreement other than if the Borrower and the Guarantors provide their customers with appropriate notice and instructions in order to comply with such cash management and Blocked Accounts arrangements and notwithstanding such notice and instructions, a customer inadvertently uses the old, incorrect wire transfer instructions and other than in respect of inadvertent clerical errors or inadvertent errors made by The Toronto-Dominion Bank (or any other applicable cash management bank), which are forthwith rectified;

      (k) the loss, damage, destruction or confiscation of any material part of the Borrower's Collateral or any of the Guarantor's Collateral, unless upon such event, at the option of the Lender, the Borrower or the applicable Guarantor pays to the Lender such amount as the Lender in its absolute and sole discretion determines is satisfactory, including insurance proceeds forthwith upon receipt of such insurance proceeds, if any; or

      (l) if any execution, sequestration, garnishment, claim, extent or other process of any court, tribunal or other Person becomes enforceable against the Borrower or any Guarantor for an amount in excess of $5,000,000 or if a distress or analogous process for an amount in excess of $5,000,000 becomes enforceable against or is levied upon the Collateral or the Guarantor Collateral and with respect to any such enforcement before judgement under the Laws of the Province of British Columbia, is not stayed or dismissed within fifteen (15) days after the date of such enforcement before judgement.

10.2 Upon the occurrence of an Event of Default which is continuing, the Lender may declare that the Revolving Line of Credit provided for in this Financing Agreement, and the obligation of the Lender to make Revolving Loans, assist with the opening of Letters of Credit and provide Letter of Credit Guarantees or make other accommodations of credit available to the Borrower, shall immediately terminate and cease without any further notice or demand to the Borrower or Guarantors whatsoever and, for greater certainty, it is hereby understood and agreed by the Borrower and the Guarantors that the Revolving Line of Credit shall be capped at the amount of the outstanding Obligations owing on the date and at the time of the occurrence of such Event of Default and at the amount of the outstanding Obligations owing at the end of business of each day thereafter, that no Accommodations shall be made or required to be made, notwithstanding any margining availability calculated in accordance with the terms and provisions hereof, that the definition of "Revolving Line of Credit" hereunder shall automatically be amended at the end of business of each day accordingly to reflect the revised maximum authorized credit limit established hereunder and that the Borrower shall continue to be required to comply with its obligations under Section 3.4 of this Financing Agreement notwithstanding the termination of the Revolving Line of Credit, unless such Event of Default is waived in writing by the Lender or cured to the Lender's satisfaction in the exercise of the Lender's reasonable judgment. In addition, upon the occurrence of an Event of Default which is continuing, the Lender may declare that: (a) all Obligations shall become immediately due and payable, including the face amount of all outstanding Letters of Credit and any and all interest accrued thereon up to the date thereof and with respect to BA Equivalent Loans, on a pro-rated basis, given the applicable Interest Period; (b) the Lender may charge the Borrower the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest otherwise provided for in this Financing Agreement, provided that, with respect to this Section 10.2 the Lender has given the Borrower written notice of the Event of Default; and (c) the Lender may immediately terminate this Financing Agreement. The exercise of any remedy is not excluding any other remedy, which may be exercised at any time and from time to time by the Lender.

10.3 Immediately upon the occurrence of any Event of Default which is continuing and upon the enforcement of its security in accordance with applicable Law, in addition to all of its rights and remedies under the PPSA and any other like statute in other jurisdictions, the Lender may, to the extent permitted by Law:
(a) remove from any premises where same may be located, any and all books and records, computers, electronic media and software programs associated with any Collateral or Guarantor Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Lender may use, at the Borrower's expense, such of the Borrower's personnel, supplies or space at the Borrower's or the Guarantors' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) collect any Accounts, and bring suit, in the name of the Borrower or any Guarantor, as applicable, or the Lender, and generally shall have all other rights respecting Accounts, including the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrower or any Guarantor, as applicable, or the Lender; (c) sell, assign and deliver the Collateral or Guarantor Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lender's sole option and discretion, and the Lender may bid or become a purchaser at any such sale; (d) foreclose the security interests in the Collateral or the Guarantor Collateral created by the Loan Documents by any available legal procedure, or to take possession of any or all of the Collateral, including, without limitation, any Inventory and/or other Collateral or Guarantor Collateral without judicial process, and to enter any premises where any Inventory and/or other Collateral or Guarantor Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Lender shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral or the Guarantor Collateral, whether in its then condition or after further preparation or processing, in the name of the Borrower or any Guarantor or the Lender, or in the name of such other party as the Lender may designate, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Lender in its sole discretion may deem advisable, and the Lender shall have the right to purchase at any such sale. If any Collateral or Guarantor Collateral shall require rebuilding, repairing, maintenance or preparation, the Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Collateral or Guarantor Collateral in such saleable form as the Lender shall deem appropriate and any such costs shall be deemed an Obligation hereunder. The Borrower and the Guarantors agree, at the request of the Lender, to assemble the Collateral or Guarantor Collateral and to make it available to the Lender at its premises and to make available to the Lender its premises and facilities for the purpose of the Lender's taking possession of, removing or putting the Collateral or Guarantor Collateral in saleable form. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable legal fees) shall be applied by the Lender to the payment of the Obligations, whether due or to become due, in such order as the Lender may elect, and the Borrower and the Guarantors shall remain liable to the Lender for any deficiencies, and the Lender in turn agrees to remit to the Borrower and the Guarantor or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Borrower and the Guarantors, on a joint and several basis, hereby indemnify the Lender and hold the Lender harmless from and against any and all losses, damages, costs, expenses, claims, obligations, actions, suits, proceedings, demands, penalties, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on them by reason of the exercise of any of its rights, remedies and interests hereunder, including from any sale or transfer of Collateral or the Guarantor Collateral, preserving, maintaining or securing the Collateral or the Guarantor Collateral, defending its interests in Collateral or the Guarantor Collateral (including pursuant to any claims brought by the Borrower or any Guarantor, the Borrower or any Guarantor as debtor-in-possession, any secured or unsecured creditors of the Borrower or any Guarantor, any trustee, monitor, liquidator, receiver or receiver and manager, or otherwise), and the Borrower and the Guarantors, on a joint and several basis, hereby agree to so indemnify and hold the Lender harmless, absent their gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall be severable from and shall survive any termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full.

                                   ARTICLE 11
                                   TERMINATION

11.1 Unless terminated in accordance with Article 10 or this Section 11.1, the Maturity Date shall automatically be renewed after the initial three (3) years from the date hereof for successive one (1) year periods. For greater certainty, the Lender may terminate this Financing Agreement immediately upon the occurrence and continuance of an Event of Default. The Borrower may terminate this Financing Agreement at any time upon sixty (60) days' written notice to the Lender prior to the then applicable Maturity Date, provided that the Borrower pay to the Lender, immediately on demand, the Early Termination Fee, if the termination does not fall on a Maturity Date. Each of the Borrower and the Lender shall have the right not to renew this Financing Agreement at the end of any applicable Maturity Date upon ninety (90) days prior written notice to the other during the initial three (3) years from the date hereof and on ninety (90) days prior written notice to the other thereafter. All Obligations shall become due and payable as of any termination under this Section 11.1 or under Article 10 hereof and, pending a final accounting, the Lender may withhold any balances in the Borrower's account (unless supplied with an indemnity satisfactory to the Lender) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including, without limitation, an amount equal to one hundred percent (102%) of the face amount of any outstanding Letters of Credit. All of the Lender's rights, liens and security interests shall continue after any termination until all Obligations have been indefeasibly paid and satisfied in full.

                                   ARTICLE 12
                                   ASSIGNMENTS

12.1 The Lender shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an assignment and transfer agreement (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Lender hereunder, and (b) the Lender shall, to the extent that its rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Borrower and the Guarantors shall, if necessary, execute any documents reasonably required to effectuate the assignments. It shall be a condition of any assignment by the Lender hereunder that (i) the amount being assigned shall, if there is no Event of Default which is continuing, in no event be less than the lesser of $10,000,000 or the entire interest of the Lender hereunder, and the parties to such assignment shall execute and deliver to the Lender an assignment and transfer agreement.

                                   ARTICLE 13
                                 MISCELLANEOUS

13.1 This Financing Agreement, the Loan Documents executed and delivered in connection therewith and prior to the Closing Date, the Commitment Letter, constitute the entire agreement between the Borrower, the Guarantors and the Lender; supersede any prior agreements; can be changed only by a writing signed by the Borrower, the Lender and the Guarantors; and shall bind and benefit the Borrower, the Lender, the Guarantors and their respective successors and assigns.

13.2 For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Financing Agreement is calculated using a rate based on a year of 360 or 365 days, as applicable, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) such calculated rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and (z) divided by 360 or 365, as applicable, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

13.3 Notwithstanding any provision to the contrary contained in this Financing Agreement, in no event shall the aggregate "INTEREST" (as defined in Article 347 of the Criminal Code, Revised Statutes of Canada, 1985, c.46 as the same may be amended, replaced or re-enacted from time to time) payable under this Financing Agreement exceed the maximum amount of interest on the "CREDIT ADVANCED" (as defined in that Article) under this Financing Agreement lawfully permitted under that Article and, if any payment, collection or demand pursuant to this Financing Agreement in respect of "INTEREST" (as defined in that Article) is determined to be contrary to the provisions of that Article, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Lender and the amount of such payment or collection shall be refunded to the Borrower. For purposes of this Financing Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term the Line of Credit is outstanding on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a fellow of the Canadian Institute of Actuaries appointed by the Lender will be conclusive for the purposes of such determination.

13.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance.

13.5 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from the Borrower or the Guarantors with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Borrower or the Guarantors for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Borrower or the Guarantors from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three (3) days after deposit in the mail, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

(A)   if to the Lender, at:

      CIT Business Credit Canada Inc.
      207 Queens Quay West, Suite 700
      Toronto, Ontario M5J 1A7

      Attn: Account Executive
      Fax No.: (416) 507-5100

      with a copy to:

      Blake, Cassels &: Graydon LLP
      Suite 2800, 199 Bay Street
      Commerce Court West
      Toronto, Ontario M5L 1A9

      Attn: Michael R. Harquail
      Fax No.: (416) 863-2653

(B)   if to the Borrower or a Guarantor, at:

      c/o Western Forest Products Inc.
      3rd Floor
      435 Trunk Road
      Duncan, British Columbia V9L 2P0

      Attn: President
      Fax No: (250) 748-6045

      With a copy to:

      Fasken Martineau Dumoulin LLP
      Suite 2100, 1075 West Georgia Street
      Vancouver, British Columbia V6E 3G2

      Attn: Michael Fitch
      Fax No.: 604-631-4779

provided, however, that the failure of the Lender to provide the Borrower's and the Guarantors' counsel with a copy of such notice shall not invalidate any notice given to the Borrower and the Guarantor and shall not give the Borrower or any Guarantor any rights, claims or defences due to the failure of the Lender to provide such additional notice.

13.6 Unless otherwise specified herein, all statements of or references to dollar amounts shall mean the lawful money of Canada.

13.7 The validity, interpretation and enforcement of this Financing Agreement and the other Loan Documents shall be exclusively (without regard to principles relating to conflicts of laws) governed by and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

13.8 Words denoting the singular include the plural and vice versa and words denoting any gender include all genders; headings shall not affect the interpretation of this Financing Agreement; the word "INCLUDING" shall mean "INCLUDING, WITHOUT LIMITATION" and "INCLUDES" shall mean "INCLUDES, WITHOUT LIMITATION".

13.9 No failure on the part of the Lender to exercise, and no delay in exercising any right under this Financing Agreement or any other Loan Document shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Financing Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right; nor shall any waiver of one provision be deemed to constitute a waiver of any other provision (whether or not similar). No waiver of any of the provisions of this Financing Agreement or any other Loan Document shall be effective unless it is in writing duly executed by the waiving party.

13.10 In the event of any conflict or inconsistency between any of the provisions of this Financing Agreement or any other Loan Document, the provisions of this Financing Agreement shall prevail to the extent of such conflict or inconsistency.

13.11 Time shall be of the essence of this Financing Agreement.

13.12 Each party hereto intends that this Financing Agreement shall not benefit or create any right or cause of action in or on behalf of any other Person, other than the parties hereto and any other Person who may become a party hereto and no other Person shall be entitled to rely on any of the provisions hereof in any action, suit, proceeding, hearing or other forum.

13.13 This Financing Agreement shall enure to the benefit of and be binding upon the parties hereto and any Person becoming a party to this Financing Agreement pursuant hereto, and their respective successors and permitted assigns.

13.14 This Financing Agreement may be executed in one or more counterparts by facsimile transmission, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

13.15 Except as otherwise expressly provided for in this Financing Agreement, the covenants, representations and warranties, indemnities and power of attorneys contained in this Financing Agreement and the other Loan Document shall not merge and shall survive the closing of the financing transaction contemplated herein, and notwithstanding such closing, or any investigation made by or on behalf of any party, shall continue in full force and effect.

13.16 The Borrower and the Guarantors hereby consent to the Lender publishing and disclosing such details of the financing transaction contemplated herein in national publications as the Lender deems appropriate for advertising or public relations purposes.

13.17 The Borrower and each Guarantor hereby waives all rights to receive from the Lender a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time in respect of any Security Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered by their proper and duly authorized officers as of the date first set forth above.

CIT BUSINESS CREDIT CANADA INC.

By: /s/ E. Dennis McCluskey
    -------------------------
    E. Dennis McCluskey
    President

By: /s/ Donald Rogers
    -------------------------
    Donald Rogers
    Vice President

WESTERN FOREST PRODUCTS INC.                      WESTERN PULP LIMITED

By: /s/ P.G. Hosier                               By: /s/ P.G. Hosier
    --------------------------                        --------------------------
    Name: Philip G. Hosier                            Name: Philip G. Hosier
    Title: Corporate Secretary                        Title: Corporate Secretary

By: _________________________                     By: __________________________
    Name:                                             Name:
    Title:                                            Title:

DOMAN FOREST PRODUCTS LIMITED                     DOMAN-WESTERN LUMBER LTD.

By: /s/ P.G. Hosier                               By: /s/ P.G. Hosier
    --------------------------                        --------------------------
    Name: Philip G. Hosier                            Name: Philip G. Hosier
    Title: Corporate Secretary                        Title: Corporate Secretary

By: _________________________                     By: __________________________
    Name:                                             Name:
    Title:                                            Title:

WFP LUMBER SALES LIMITED

By: /s/ P.G. Hosier
    --------------------------
    Name: Philip G. Hosier
    Title: Corporate Secretary

By: _________________________
    Name:
    Title:

                                    EXHIBIT A

                       FORM OF BORROWING BASE CERTIFICATE

CIT BUSINESS CREDIT CANADA INC.                                   REPORT#:
(as Lender)

Borrowing Base Certificate                                        Date _________

Client: WESTERN FOREST PRODUCTS INC., (, the "BORROWER")

                                                                                   ACCOUNTS
                                                                                  RECEIVABLE       INVENTORY
                                                                                  ----------       ---------
1.  TOTAL COLLATERAL (line 7 of previous report)                                  $                $
                                                                                  ------------     --------------

2.  GROSS SALES (per attached report)                                         (+) ------------

    CREDIT MEMOS (per attached report)                                        (-) ------------

3.  INVENTORY CHANGE (per attached report)                                   (+/-)                 --------------

4.  (+/-) MISC. ADJUSTMENTS (back-up attached)                               (+/-)                 --------------

5.  NET COLLECTIONS (per attached report)                                    (-)  -------------

6.  DISCOUNTS ALLOWED (per attached report)                                  (-)  -------------

7.  TOTAL COLLATERAL (per this report)                                            $                $
                                                                                  ------------     --------------

8.  A.   MONTHLY INELIGIBLES                                                      $                $
                                                                                  ------------     --------------

    B.   OTHERS
                                                                                  ------------     --------------

    C.   TOTAL INELIGIBLES                                                   (-)  $                $
                                                                                  ------------     --------------

9.  TOTAL ELIGIBLE COLLATERAL (line 7 minus 8C)                                   $                $

10. MAXIMUM AVAILABLE: (Revolving Limit)

    A.  Accounts Receivable at 85% of Line 9                                      $
                                                                                  -----------

    B.  Inventory at the lower of, 65% at the lower of                                              $
        Borrower's cost or market, and 80% of appraised net                                         -------------
        realizable value of Line 9


11. INVENTORY LOAN LIMIT (the lower of Line 10B or                                                 $
    $175,000,000)                                                                 -----------      --------------

12. TOTAL AVAILABILITY RESERVES                                                   $
                                                                                  ----------

13. BORROWING BASE (total of line 10 minus 12)                                    $
                                                                                  ----------

                                                                                  CAD              USD
                                                                                  ---              ---
14. LOAN BALANCE (Previous Report dated ______________)                           ----------       --------------


15. ADVANCES                                                                 (+)  ----------       --------------

16. CHARGES OR CREDITS                                                      (+/-) ----------       --------------

17. NET COLLECTIONS                                                           (-) ----------       --------------

18. IN TRANSIT COLLECTIONS                                                    (+) ----------       --------------

19. A.  REVOLVING LINE OF CREDIT BALANCE per this                                 $         -      $           -
report                                                                            -----------      --------------

        EXCHANGE RATE                                                                              $
                                                                                                   --------------

    B.  REVOLVING LOAN BALANCE IN CAD                                             $          -
                                                                                  ------------

                                                                                  CAD              USD
                                                                                  ---              ---

20. LETTERS OF CREDIT                                                             $                $
                                                                                  ------------     ----------------

21. NET AVAILABILITY (line 13 minus 19B and 20)                                   $
                                                                                  ------------

22. NET AVAILABILITY BLOCK                                                        $
                                                                                  ------------

23. SURPLUS AVAILABILITY                                                          $
                                                                                  ------------

Pursuant to, and in accordance with, the terms and provisions of that certain Financing Agreement ("Agreement"), between the Lender, the Borrower, and Western Pulp Limited and WFP Lumber Sales Limited (the "Guarantors"), is executing and delivering to the Lender, this Borrowing Base Certificate accompanied by supporting data (collectively referred to as "Report"). The Borrower represents and warrants to the Lender that this Report is true, correct, and based on information contained in the Borrower's financial accounting records. The Borrower, by the executing of this Report, hereby ratifies, confirms and affirms as to the terms, conditions, and provisions of the Agreement, and further certifies on this_______day of____________________, 20___, that the Borrower and the Guarantors are in compliance with said Agreement and that there are no arrears for rent, any pension benefit obligation contributions, Royalties or any Priority Payables.

AUTHORIZED SIGNATURE:                             DATE:

__________________________                        ________________________

                                    EXHIBIT B

                         FORM OF OFFICER'S CERTIFICATE

TO: CIT BUSINESS CREDIT CANADA INC. (THE "LENDER")

The undersigned,      [TITLE], of WESTERN FOREST PRODUCTS INC. (the "BORROWER"),
pursuant to Article 7 of the financing agreement dated July 27, 2004, among, inter alia, the Lender, the Borrower, Western Pulp Limited and WFP Lumber Sales Limited (the "GUARANTORS") (the "FINANCING AGREEMENT"), DOES HEREBY CERTIFY in his capacity as an authorized signing officer of the Borrower, and not in his personal capacity and without personal liability that:

1. The financial statements attached hereto fairly and accurately represent the Borrower's financial condition at the end of the particular accounting period set out in such financial statements, as well as the Borrower's consolidated operating results during such accounting period, subject to year-end audit adjustments; and

2.    During the accounting period set out in such financial statements:

      (A) there has been no Default or Event of Default (as defined in the Financing Agreement) under the Financing Agreement [NOTE TO DRAFT:
            PROVIDED HOWEVER, THAT IF ANY SUCH OFFICER HAS KNOWLEDGE THAT ANY SUCH DEFAULT OR EVENT OF DEFAULT, INCLUDING, WITHOUT LIMITATION, NON-COMPLIANCE WITH ANY ORDERS, HAS OCCURRED DURING SUCH PERIOD, THE EXISTENCE OF AND A DETAILED DESCRIPTION OF SAME SHALL BE SET FORTH BELOW];

      (B) neither the Borrower nor any Guarantor has received any notice of cancellation with respect to any of its insurance policies which it is required to maintain under the Financing Agreement, including, without limitation, the Policies (as defined in the Financing Agreement);

      (C) neither the Borrower nor any Guarantor has received any notice that could result in a Material Adverse Effect (as defined in the Financing Agreement), including, without limitation, from any Governmental Entity concerning duties, Taxes, Royalties, Priority Payables, the Forest Tenures, the Licences or other Authorizations required to operate its business (capitalized terms, are as defined in the Financing Agreement); and

      (D) the Borrower and the Guarantors are current with respect to any and all pension benefit obligations, Taxes, Royalties and Priority Payables. [NOTE TO DRAFT: UNLESS AN AMOUNT IS BEING DILIGENTLY CONTESTED IN GOOD FAITH, ETC., THE DETAILED DESCRIPTION OF WHICH SHALL BE SET FORTH BELOW.]

IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on
behalf of the Borrower and the Guarantors as of the         day of
       , 200      .

                                                 ___________________________
                                                 Name:
                                                 Title:

                       SCHEDULE 1 - COLLATERAL INFORMATION

Exact Name and Jurisdiction of Organization of the Borrower and Guarantor:

Borrower:       Western Forest Products Inc. - CBCA
Guarantor:      Western Pulp Limited - CBCA
Guarantor:      WFP Lumber Sales Limited - CBCA
Guarantor:      Doman Forest Products Limited - CBCA
Guarantor:      Doman-Western Lumber Ltd. - CBCA

PREDECESSOR NAMES AND TRADENAMES:

Borrower:       4204247 Canada Inc. - Predecessor Name
Guarantor:      (WPL) 4204255 Canada Inc. - Predecessor Name
Guarantor:      (Salsco) 4204697 Canada Inc. - Predecessor Name
Guarantor:      Doman FP 4018940 Canada Inc. - Predecessor Name
Guarantor:      Doman WL 4018982 Canada Inc. - Predecessor Name

SUBSIDIARIES AND AFFILIATES:

See attached corporate chart appended to this Schedule 1 as 1-A illustrating the corporate structure of the Borrower, including all subsidiaries as at the Plan Implementation Date.

JURISDICTION OF INCORPORATION OR FORMATION:

Canada Business Corporations Act

CHIEF EXECUTIVE OFFICE:

For the Borrower and Guarantor the chief executive office is as follows:

         3rd Floor
         435 Trunk Road
         Duncan, B.C.,
         V9L 2PQ

         PHONE:  (250) 748-3711
         FAX:    (250) 748-6045

COLLATERAL AND GUARANTOR COLLATERAL LOCATIONS:

See attached lists appended to this Schedule 1 a 1-B and 1-C.

                                  SCHEDULE 1-A

                Western Forest Products Inc. Corporate Structure

                                  [FLOW CHART]

                             REAL PROPERTY LOCATIONS

                               PROPERTY
                               IDENTIFICATION
PROPERTY LOCATION              NUMBER             PROPERTY DESCRIPTION
-----------------              --------------     --------------------
Chemainus Sawmill              004-601-572        Lot A, Section 14, Range 4, Chemainus
                                                  District, Plan 13619 except part in plan
                                                  VIP73021

                               004-802-161        Lot 2 of Section 14, Ranges 4 and 5,
                                                  Chemainus District Plan 12657, except
                                                  that part in plans 13619, VIP72173, and
                                                  VIP73020

                               006-648-509        That part of Lot 13, Section 13, Range
                                                  4, Chemainus District, Plan 2051, lying
                                                  to the north east of Plan 798 RW

Chemainus Value Added          023-017-775        Lot A, Sections 14 and 15, Ranges 3 and 4,
Plant and Cowichan                                Chemainus District, Plan VIP60627
Wholesale Yard

Cowichan Bay Sawmill           003-723-674        Lot 1, Section 12, Ranges 2 and 3,
                                                  Cowichan District, plan 19378

                               005-787-408        Section 13, Range 3, Cowichan District,
                                                  except part in plans 22505 and 37455

                               005-787-491        That part of District Lot 160, Cowichan
                                                  District, lying between the range and
                                                  section lines encompassing section 13,
                                                  Range 3, Cowichan District, as shown on
                                                  plan attached to original Crown grant,
                                                  dated 15/01/1872 (DD 25711), except part
                                                  in plans 23400 and 37455

                               005-788-561        Fractional section 12, Range 3, Cowichan
                                                  District, except parts in plan 19378 and
                                                  37455

                               005-788-749        That part of Section 12, Range 2,
                                                  Cowichan District, shown coloured red on
                                                  plan attached to Crown grant no. 1863
                                                  deposited under DD 263021, except out of
                                                  said section 12, Ranges 2 and 3, that
                                                  part thereof shown outlined in red on
                                                  plan 936R and except those parts of said
                                                  section 12, range 3, included within the
                                                  boundaries of plan 19378

Nanaimo, Duke Point Sawmill    001-038-087        Lot 22, Section 9, and District Lots 370
                                                  and 429, Nanaimo District Plan 37924,
                                                  except parts in plans 42196 and VIP63511

                               001-038-095        Lot 23, Sections 8 and 9, and District
                                                  Lots 370 and 429,

                                                  Nanaimo District, plan 37924

Other                          013-181-131        Parcel "D" (Reference plan 6576),
                                                  Section 3 Block 6 North Range 1 East New
                                                  Westminster District

Squamish Pulp Sawmill          015-910-717        District Lot 2351 Group 1 New
                                                  Westminster District

                               015-895-963        District Lot 2802, Group 1, New
                                                  Westminster District

                               015-822-061        District Lot 5899, Group 1, New
                                                  Westminster District, except part in
                                                  reference plan 5238

                               015-791-459        District Lot 6232, Group 1, New
                                                  Westminster District

                               015-791-611        District Lot 6237, Group 1, New
                                                  Westminster District

                               004-184-653        District Lot 3357 Group 1 New
                                                  Westminster District

                               004-206-550        That Part of Lot 5681 Adjoining Lot 3357
                                                  and Shown Coloured Red on Sketch Annexed
                                                  to Crown Grant Registered under No.
                                                  84274H Group 1 New Westminster District

Vancouver Sawmill              008-238-057        Lot B, Block 4, District Lot 311, Plan
                                                  4803

                               011-263-873        Lot A (explanatory plan 1976), except
                                                  part in reference plan 3327, south part
                                                  of Block 5, District Lot 311, Plan 847

                               013-038-796        Lot E, Blocks 4,C,D,Y and Z, District
                                                  Lots 311, 319, 323, 324, Plan 22094

                               013-206-222        Lot B, Blocks C, D, Y and Z, District
                                                  Lot 319 Plan 22095

Mission                        001-722-549        Lot I, District Lot 436, Group 1 New
                                                  Westminster District, Plan 69567

                               014-842-386        Parcel "C" (reference plan 4578) ,
                                                  District Lot 436, Group 1, except:

                                                  Firstly: Parcel "D" (reference plan
                                                  2583) Secondly: Parcel "B" (reference
                                                  plan 4577) Thirdly: Parcel "H"
                                                  (reference plan 5558) Fourthly: Parcel
                                                  "H" (reference plan 6700) Fifthly: Part
                                                  on plan 4898 Sixthly: Part subdivided by
                                                  plan 23384, New Westminster District

                                      1-C

                 LOCATIONS WHERE INVENTORY STORED OTHER THAN DESTINATIONS
                            OWNED BY THE BORROWER OR GUARANTOR

      WESTERN FOREST PRODUCTS INC.

      LIST OF LOCATIONS WHERE INVENTORY IS LOCATED

CODE  DESCRIPTION                       COUNTRY   NAME & MAILING ADDRESS           CONTACT            PHONE          FAX
CBD   Cowichan Bay Dock                 Canada    Westcan Terminals Limited        John Milligan      250-386-1321   250-386-2734
                                                  P.O. Box 1442
                                                  189 Dallas Rd.
                                                  Victoria, B. C. V8W 2X2

DEC   Desticon - Coquitlam, BC          Canada    Desticon Transportation          Fatima Hussain     604-931-7724
                                                  Services Inc.
                                                  225 North Road,
                                                  Coquitlam, B.C.

TBN   DryTeck - Surrey, BC              Canada    DryTeck Lumber Services,                            604-513-1131   604-513-1126
                                                  9356 193rd Street,
                                                  Surrey, B. C. V4N 4E8

FVC   Fraserview - Surrey, BC           Canada    Fraserview Cedar Reman,          Gary [ILLEGIBLE]   604-590-3355
                                                  6630 - 144th Street
                                                  Surrey, B. C. V3W 5R5

GPT   Global Pacific - N Vancouver, BC  Canada    Global Pacific Terminals Inc.                       604-924-3566
                                                  200 Bridge Street,
                                                  North Vancouver, B.C. V7H 1W7

MVR   Mountain View - Abbotsford, BC   Canada     Mountain View Reload Inc.              Rick Pike      604-850-5788  604-850-5789
                                                  419 Sumas Way,
                                                  Abbotsford, B.C. V2S 8C4

NAW   Nanaimo Assembly - Nanaimo, BC   Canada     Nanaimo Port Authority                 Gord Koster    250-754-7701  250-753-4899
                                                  P. O. Box 131, 104 Front Street,
                                                  Nanaimo, B.C. V9R 5K4

NAR   North American - Cloverdale, BC  Canada     North American Reload                  Brad Clark     604-574-0900  604-574-9077
                                                  #101 - 17618 - 58th Avenue,
                                                  Cloverdale, B. C. V3S 1L3

PLR   Pacific Lumber Reman - Surrey,   Canada     Pacific Lumber Remanufacturing         Rob Sohi       604-582-0705  604-582-0704
      BC

                                                  13482 - 116th Avenue,
                                                  Surrey, B. C. V3R 9W4

scw   Stuart Channel - Crofton, BC     Canada     TFL Forest Ltd.                        Brian Crosson  250-246-3234  250-246-9300
                                                  Stuart Channel Wharves
                                                  P. O. Box 40,
                                                  Crofton, B. C. VR 1R0

SHW   Shawood Lumber - Langley, BC     Canada     Shawood Lumber Inc.                    Ken Kiers      604-888-2225  604-888-8446
                                                  20039 - 96th Avenue
                                                  Langley, B.C. V1M 3C6

SMW   Surrey Mill Work - Richmond, BC  Canada     Surrey Millwork (1990) Ltd.            Kurt Bonnes    604-276-2843  604-276-2852
                                                  15360 Knox Way,
                                                  Richmond, B. C. V6V 1L5

UWP   Uneeda Wood - Chilliwack, BC     Canada     Uneeda Wood Products                   Bob            604-858-3431  604-858-6347
                                                                                         Goldsworthy

                                                  655 Unsworth Road,
                                                  Chilliwack, B.C. V2R 4P4

WCC   Westree - Abbotsford, BC         Canada     Westree Custom Cedar Products          Mark Dumont    604-855-0933  604-855-1521

                                                720 Riverside Road,
                                                Abbotsford, B.C. V2S 7N8

WES   Westran - New Westminster, BC    Canada   Westran Services Limited               Hugh [ILLEGIBLE]   604-520-6366  604-520-1024
                                                76 Braid Street
                                                New Westminster, B. C. V3L 3P3

WRD   Western Road - Abbotsford, BC    Canada   Western Road Road Systems Inc.         Wes [ILLEGIBLE]    604-864-4945  604-864-8178
                                                P. O. Box 8000, 34499 McClary Ave
                                                Abbotsford, B. C, V2S 6H1

BLB   Berth 122, Long Beach            USA      Fremont Forest Products                Jim [ILLEGIBLE]    562-945-2911  562-696-8574
                                                13215 E. Penn Street, Suite 319,
                                                Whittier, CA 90607

CCK   Cedar Creek Wholesale            USA      Cedar Creek Wholesale Inc.             Mark [ILLEGIBLE]   800-621-2611  816-965-5575
                                                13720 Botts Road,
                                                Grandview, Missouri 64030

CCL   Cedar Creek Wholesale            USA      Cedar Creek Wholesale Inc.             Dave [ILLEGIBLE]   918-258-9688  918-251-6405
                                                6500 S. 145th East Avenue,
                                                P. O. Box 1900,
                                                Broken Arrow, OK  74013

DAL   Dallas, Texas                    USA      Warehouse Specialist, Inc.                                214-660-8820
                                                12110 Garland Road
                                                Dallas, Texas

DES   Desticon - Sumas, WA             USA      Desticon Transportation Services Inc.  Bethan [ILLEGIBLE] 360-988-6444  360-988-0944
                                                300 Bob Mitchell Road, Box 1270,
                                                Sumas, WA  98295

DET   Desticon - Irving, TX            USA      Desticon Transportation Services Inc.                     972-785-8844
                                                2731 Carl Road,
                                                Irving, Texas 75062

MWR   Midwest Reload - Big Lake, MN    USA      Division of Central Missouri           Harold [ILLEGIBLE] 816-471-6754
                                                P. O. Box 1056,

                                              Blue Springs, MO 64013

MWL   Midwest Reload - Kansas City, MO USA    Midwest Reload, Inc.                   Harold Mellon      816-471-6754
                                              Division of Central Missouri
                                              P. O. Box 1056,
                                              Blue Springs, MO 64013

OLY   Port of Olympia - Olympia, WA    USA    Port of Olympia                        John Wolfe         360-528-8042    604-528-8094
                                              1022 Marine Drive, N.E.
                                              Olympia, Washington  98501-6961

PCI   PCI Reload - Galena Park, TX     USA    PCI Transportation Inc.                                   713-673-6120    713-673-3973
                                              P. O. Box 4,
                                              Galena, Texas 77547


PE    Port Everglade, FL (was Eacom)   USA    Gulf Atlantic Lumber Sales Inc.        Frank Morrison     813-623-3933    813-621-9436
                                              4001-B McLane Drive,
                                              Tampa, Florida 33610-7440


RIG   Reload Inc - Glendale, AZ        USA    Reload Inc. & Reload Express                              602-939-9262
                                              P. O. Box 15179,                                          AII A/P
                                              St. Louis, MO 63110

RRF   Robbins Reload - Fontana, CA     USA    Robbins Reload Inc.                    Randy Robbins      909-355-1577    909-355-4956
                                              P. O. Box 757,
                                              Fontana, CA 92334-0757

RUS   Russin - Montgomery, NY          USA    Russin Lumber Corp..                   Brent Stuart       845-457-4000    845-457-4010
                                              21 Leonards Drive,
                                              Montgomery, New York 12549

SHP   Saga - Lumber enroute to US      USA    Saga Forest Carriers                   Jordan Welch       604-684-7569    604-684-7240
                                              Suite 1350, 409 Granville Street,
                                              Vancouver, B. C. V6C 1T2

WCP   Weiss Cascade - Centralia, WA    USA    Weiss Cascade                          Mike Jensen        360-807-9105
                                              1703 Lum Road,
                                              Centralia, Washington

                        SCHEDULE 2 - MATERIAL AGREEMENTS

A.    MATERIAL CUSTOMER AGREEMENTS

1.    Wood Pulp Contract No. 01/NBKP/1003/WP

      Supply Agreement made October 1, 2003 between Western Pulp Limited Partnership, as seller, and with APP Asia Pulp & Paper/Sinar Mas Group, as buyer, for the purchase and sale of Northern Softwood kraft pulp, "Squamish" brand, Canadian origin.

2.    Wood Pulp Contract No. W-052/98-I

      Supply Agreement made January 25, 1999 between Western Pulp Limited Partnership, as seller, and Ascoli Paper S.R.L., as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin, and addendum thereto effective January 1, 1999.

3.    Wood Pulp Contract No. W-062/03-G

      Supply Agreement made June 04, 2003 between Western Pulp Limited Partnership, as seller, and Athens Paper Mill Co. S.A., as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin.

4.    Wood Pulp Contract No. W-028/90-I

      Supply Agreement made November 16, 1989 between Western Pulp Limited Partnership, as seller, and Cartiere Burgo SpA, as buyer, for the purchase and sale of Squamish Bleached Softwood pulp, and addendum thereto effective February 9, 1993.

5.    Wood Pulp Contract No. W-035/94-I

      Supply Agreement made May 17, 1994 between Western Pulp Limited Partnership, as seller, and Cartiere Burgo SpA, as buyer, for the purchase and sale of Squamish Bleached Softwood pulp, and addendums thereto effective May 26, 1994.

6.    Wood Pulp Contract No. W-054/99-I

      Undated Supply Agreement between Western Pulp Limited Partnership, as seller, and Cartiere Burgo SpA, as buyer, executed by seller and buyer in October and September 1999, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin, and addendum thereto effective October 15, 1999.

7.    Wood Pulp Contract No. W-060/03-I

      Supply Agreement made April 7, 2003 between Western Pulp Limited Partnership, as seller, and Cartiere Burgo SpA, as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin, and addendum thereto effective January 1, 2003.

8.    Wood Pulp Contract No. W-053/99-I

      Undated Supply Agreement made September 9, 1999 between Western Pulp Limited Partnership, as seller, and Delfinet Sarl Luxembourg, as buyer, executed by seller and buyer in September 1999 for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin, and addendum thereto effective April 1, 1999.

9.    Wood Pulp Contract No. W-040/96-I

      Supply Agreement dated May 13, 1996 between Western Pulp Limited Partnership, as seller, and Delicarta SpA., as buyer, for the purchase and sale of Squamish-K (SQ-K) Bleached Softwood Pulp packed in unitized bales, and addendum thereto dated May 13, 1996.

10.   Wood Pulp Contract No. W-043/97-K

      Undated Supply Agreement made April 7, 2003 between Western Pulp Limited Partnership, as seller, and Hankuk Paper Mfg. Co. Ltd., as buyer, for the purchase and sale of Squamish-K (SQ-K) Bleached Softwood Pulp, and addendum thereto effective February 1, 1997.

11.   Wood Pulp Contract No. W-063/03-K

      Supply Agreement made January 26, 2004 between Western Pulp Limited Partnership, as seller, and Hankuk Paper Manufacturing Co. Ltd., as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin,, and addendum thereto effective October 1, 2003.

12.   Wood Pulp Contract No. W-065/04-K

      Supply Agreement made April 2, 2004 between Western Pulp Limited Partnership, as seller, and MonaLisa Co., Ltd., as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin,, and addendum thereto effective January 1, 2004.

13.   Wood Pulp Contract No. W-059/02-U

      Supply Agreement made March 1, 2004 between Western Pulp Limited Partnership, as seller, and Noramex, L.L.C. d.b.a. Korimpeks Pulp & Paper, as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin.

14.   Wood Pulp Contract No. W-055/00-A

      Supply Agreement made May 8, 2000 between Western Pulp Limited Partnership, as seller, and Sappi Europe SA, as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin, addendum thereto effective April 1, 2000, and undated addendum thereto executed April 22, 2002.

15.   Wood Pulp Contract No. W-064/03-G

      Supply Agreement made November 9, 2003 between Western Pulp Limited Partnership, as seller, and SCA Hygiene Products GMBH, as buyer, for the purchase and sale of

      Bleached Softwood Sulphate pulp, "Squamish" brand, Canadian origin, and addendum thereto effective April 1, 2003.

16.   Wood Pulp Contract No. W-049/98-J

      Supply Agreement made April 1, 1998 between Western Pulp Limited Partnership, as seller, and Tokyo Pulp & Paper International Co., Ltd., as buyer, for the purchase and sale of Bleached Softwood Sulphate pulp and addendum thereto dated April 1, 1998.

B.    MATERIAL FIBRE SUPPLY AGREEMENTS

1. Crown Sawlog Agreement for the sale by TimberWest Holdings Ltd. and the purchase by Doman Forest Products Limited of 330,000m3 to 350,000m3 of sawlogs per annum in perpetuity.

2.    Norske Agreements:

(a) Hog Fuel Purchase Agreement dated April 14, 1978 between Doman Forest Products Limited and British Columbia Forest Products Limited (predecessor of Norske Skog Canada Limited).

(b) Chip and Sawlog Supply Agreement dated September 8, 1980 between British Columbia Forest Products Limited and Doman Industries Limited whereby Doman Industries Limited sells 180,000 units of chips to Norske Skog Canada Limited in consideration for Norske Skog Canada Limited selling sawlogs to Doman Industries Limited based on a 1.3m3/unit ratio.

(c) Sawdust Purchase Agreement dated January 1, 1987 between Crown Forest Industries Limited and Doman Forest Products Limited.

(d) Letter Agreement dated November 15, 2002 to Doman Forest Products Limited from Norske Skog Canada Limited concerning payment terms for chips, sawdust, hog fuel and sawlogs.

(e) Letter Agreement dated December 2, 2002 to Doman Forest Products Limited from Norske Skog Canada Limited concerning variation in supply arrangements.

(f) Two Letter Agreements, both dated June 11, 2003, to Doman Forest Products Limited from Norske Skog Canada Limited - one concerning supply arrangements for chips sawdust, hog fuel and sawlogs, the other specifically concerning the supply of sawdust.

        SCHEDULE 3 - TENURES, LICENCES, PERMITS AND OTHER AUTHORIZATIONS

(a)   Timber Tenures;

(b) Crown Leases and Licences of Occupation - Ministry of Sustainable Resource Management;

(c)   Port Authority Leases;

(d)   Special Use Permits - Ministry of Forests;

(e)   Water Licences and Permits; and

(f)   Environmental Permits.

                                 TIMBER TENURES

                                             CURRENT EXPIRY                           FOREST REGION/
  LICENSEE                 TENURE                DATE               CURRENT AAC      FOREST DISTRICT
-----------------       -------------        --------------         -----------      ---------------
Western Forest          Forest Licence       Oct 29, 2013               83,981          Vancouver/
  Products Inc.             A19240                                                    Campbell River
                                                                                      & Port NcNeill

Doman-Western           Forest Licence       Aug. 31, 2013             193,734          Vancouver/
  Lumber Ltd.               A16847                                                      Mid Coast

 Western Forest         Forest Licence       Oct. 31, 2013             275,762          Vancouver/
  Products Inc.             A16845                                                      Mid Coast

Doman-Western           Forest Licence       Aug. 19, 2013              58,466          Vancouver/
  Lumber Ltd.               A19216                                                       Squamish

Doman-Western           Forest Licence       Oct. 18, 2013             355,814          Vancouver/
  Lumber Ltd.               A19231                                                   Campbell River

Doman-Western           Forest Licence       Nov. 11, 2013              33,545          Vancouver/
  Lumber Ltd.               A19228                                                   Sunshine Coast

Doman-Western           Forest Licence       Aug. 23, 2013              33,896          Vancouver/
  Lumber Ltd.               A19205                                                      Chilliwack

 Western Forest           Tree Farm          Feb. 28, 2025           1,446,758          Vancouver/
  Products Inc.           Licence 6                                                   Port McNeill

Doman-Western             Tree Farm          Dec. 31, 2026             894,132          Vancouver/
  Lumber Ltd.             Licence 19                                                 Campbell River

 Western Forest           Tree Farm          May 20, 2024              643,674          Vancouver/
  Products Inc.           Licence 25                                                 Campbell River
                                                                                     & South Island

                     CROWN LEASES & LICENCES OF OCCUPATION -
                  MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT
             (ADMINISTERED BY LAND AND WATER BRITISH COLUMBIA INC.)

LEGAL DESCRIPTION [LOCATION/OPERATION]                    FILE #          DOCUMENT #
--------------------------------------                    ------          ----------
District Lot 475 and 403 Nanaimo District [Nanaimo,
Duke Point Sawrnill - Log handling and storage for                        Lease
sawmill]                                                  # 1400767       #101523

[Hecate Bay - Aeroplane Float]                                            Licence
                                                          # 1402021       #105114

District Lot 474, Nanaimo District [Duke Point                            Lease
Sawmill - log storage and handling purposes]              # 1405599       #103961

Unsurveyed foreshore or land covered by water being
part of the bed of Esperanza Inlet, Nootka District                       Licence #
[Brodick Creek - Log dump & booming grounds]              # 1405281       107548

Unsurveyed foreshore or land covered by water being
part of the bed of Esperanza Inlet, Nootka District
[Brodick Creek - Wharf & floats for boats & aircraft                      Licence
moorage]                                                  # 1405282       #109044

That part of District Lot 160, Cowichan District
[Cowichan Bay Sawmill - Log booming and storage                           Licence #
purposes]                                                 # 1405508       109033

That part of Sections 11 and 12, Range 1, Cowichan
District [Cowichan Bay Sawmill - powerline, waterline,                    Licence #
pumphouse, well and access]                               # 1405520       109037

That part of District Lot 160, together with
unsurveyed foreshore or land covered by water being part
of the bed of Cowichan Bay, both of Cowichan District                     Licence #
[Sawmill - log storage]                                   # 1406547       109253

Those two sites consisting of unsurveyed foreshore or
land covered by water being part of the bed of Hardy
Inlet, Range 2, Coast District [MacNair - Log handling,                   Licence #
storage & moorage]                                        # 5404951       515245

All that parcel or tract of land in the vicinity of
the mouth of Doris Creek, Range 2, Coast District                         Licence #
[logging camp, repair shop & fuel tank storage area]      # 5405961       514698

[Holberg, Camp - Camp residential]                                        Lease #
                                                          # 0086884       120619

District Lot 927, Renfrew District, containing 4.29                       Lease #
hectares [Jordan River - Dump, Booming & Storage]         # 0124310       109389

Port McNeill, Block A of Lot 1711, Rupert District                        Lease #
[Port McNeill - Log dump, booming, & storage]             # 0129930       101107

Holberg Inlet - Log booming & storage, storage tanks,                     Lease #
causeway, scow (un)loading & tie-up                       # 0137584       120531

Unsurveyed foreshore or land covered by water being
part of the bed of Becher Bay, Metchosin District                         Licence #
[Becher Bay - Log Storage, Booming]                       # 0139176       108873

LEGAL DESCRIPTION [LOCATION/OPERATION]                    FILE #          DOCUMENT #
--------------------------------------                    ------          ----------
District Lot 6039, Group 1, New Westminster District                      Lease #
[Andys Bay - Log booming & storage]                       # 0165212       233408

Lot 6058, Group 1, New Westminster District [Andys                        Lease #
Bay - Booming ground & log storage]                       # 0172838       231859

Block B of District Lot 6167, Group 1, New
Westminster District [Andys Bay - Log booming &                           Lease #
storage]                                                  # 0176109       235913

[Port McNeill - Booming & log storage]                                    Lease #
                                                          # 0195648       120481

Lot 2085, Rupert District [Holberg - Booming grounds                      Licence #
& log storage]                                            # 0202654       100975

District Lot 136, Metchosin District [Becher Bay - Log                    Lease #
Storage]                                                  # 0208842       104788

District Lot 2986, Queen Charlotte District [Moresby -                    Licence #
Wharfsite]                                                # 0210372       633419

Lot 2092, Rupert District [Neroutsos Inlet                # 0210673       Lease #
Boomstick, Boomchain]                                                     102189

District Lot 2094 and 2307, Rupert District                               Lease #
[Port Alice - Log dump, storage]                          # 0210675       101591

[Ketchen Island - log handling/storage]                   #  210681       Lease #
                                                                          101590

Block B of District Lot 6169, Group 1, New
Westminster District [Andys Bay - Log booming,                            Lease #
storage & towing]                                         # 0211020       238525

District Lots 2104 and 2127, Rupert District [Mahatta                     Lease #
River - Log handling & barge moorage]                     # 0217003       106498

Julian Cove - Log Storage                                                 Lease #
                                                          # 0233447       120243

Lot 2117, Rupert District [Thurburn Bay - dump,                           Lease #
sorting, booming]                                         # 0233448       120182

Mahatta River - Log Storage                                               Lease #
                                                          # 0243702       120386

Lot 2238, Rupert District [Coal Harbour - Log Storage]                    Lease #
                                                          # 0260680       101039

Lot 2239, Rupert District [Coal Harbour - Dump, DLS,                      Lease #
log storage]                                              # 0260681       101062

That part of District Lot 3034, Queen Charlotte District                  Licence #
[Newcombe Inlet - Floating dock & moorage]                # 0260691       635077


District Lot 3035, Queen Charlotte District [Sewell
Inlet, Dryland Sort - Dryland sort, log dumping, storage,                 Lease #
barge landing & docking facilities]                       # 0260693       635079

Lot 2244, Rupert District [Mahatta River - Log Storage]                   Lease #
                                                          # 0263493       101364

District Lot 399, Rupert District [Jeune Landing, QDLS                    Lease #
- Boom, Store. Barge Load]                                # 0276688       103276

District Lot 138, Rupert District [Winter Harbour - Log                   Lease #
storage]                                                  # 0278712       106590

Unsurveyed foreshore or land covered by water being
part of the bed of Holberg Inlet, Rupert District [Log                    Licence #
handling & storage]                                       # 0287519       104964

LEGAL DESCRIPTION [LOCATION/OPERATION]                    FILE #          DOCUMENT #
--------------------------------------                    ------          ----------
District Lot 6866, Group 1, New Westminster District      # 0295534       Lease #
[Andys Bay - Log storage]                                                 236151

District Lot 165, Rupert District [Holberg Inlet - Log    # 0297040       Lease #
storage]                                                                  103616


Block A of District Lot 140, Rupert District [Holberg                     Lease #
- Community hall, baseball field & recreation facility]   # 0299137       103588

District Lot 121, Queen Charlotte District [Sewell Inlet  # 0308435       Lease #
- Log storage, booming and barge loading]                                 740613

[Kultus Cove - Log storage & barge loading]               # 0318076       Lease #
                                                                          120426

Lot 309, Rupert District [Winter Harbour - Log dumping    # 0319349       Lease #
booming]                                                                  101027

District Lot 305, Range 1 Coast District [Heydon Bay -                    Lease #
Log storage & boom tie-up]                                # 0331109       107582

Lot 353, Rupert District [Naka Creek - Wharf site, log                    Lease #
dumping, booming & sorting]                               # 0333779       101670

District Lot 396, Rupert District [Schloss Island - Log                   Lease #
Storage]                                                  # 0333988       102716

District Lot 1416, Rupert District [Mahatta River - Log                   Lease #
booming & storage]                                        # 0336224       106033

Lot 306, Range 1 Coast District [Heydon Bay - Boom,                       Lease #
storage]                                                  # 0336794       101361

District Lot 391 and 449, Rupert District [Ingersoll -                    Lease #
Dump,Boom,Storage]                                        # 0337203       104519

District Lot 398, Rupert District [Robson Cove - Dump,                    Lease #
Booming]                                                  # 0348089       102248

District Lot 405, Rupert District [Coal Harbour - Log                     Lease #
handling, storage, tie-up]                                # 0354386       109384

District Lot 441, Rupert District [Hushamu creek - Dump,                  Lease #
& storage]                                                # 0356422       109631

District Lot 444, Rupert District [Hushamu creek -                        Lease #
Storage, Boom Tie-up]                                     # 0356423       103993

Rupert Arm - Dump, Booming, Sorting                                       Lease #
                                                          # 0356736       104306

District Lot 445, Rupert District [Rupert Arm -                           Lease #
Storage, Boom Tie-up]                                     # 1400146       104283

Part of the bed of Holberg Inlet, lying adjacent to
Section 1, Rupert District [Holberg - Sewer outfall                       R/W
Statutory Right of Way]                                   # 1402064       #122527

District Lot 269, Range 1, Coast District [Heydon Bay -                   Lease #
Log dumping, booming & wharfsite]                         # 1402563       105118

Unsurveyed foreshore or land covered by water being
part of the bed of Neroutsos Inlet, Rupert District                       Licence #
[Pender Point - Log Storage]                              # 1404014       106196

Unsurveyed foreshore or land covered by water being
part of the bed of Neroutsos Inlet, Rupert District                       Licence #
[Thurburn B - Boat dock]                                   # 1404039      106038

LEGAL DESCRIPTION [LOCATION/OPERATION]                    FILE #          DOCUMENT #
--------------------------------------                    ------          ----------
That part of District Lot 1983, and all that
foreshore or land covered by water being part of the
bed of Heydon Bay, Range 1, Coast District [Heydon                        Licence #
Bay - Log handling & storage]                             # 1405920       107620

Unsurveyed foreshore or land covered by water being
part of Neroutsos Inlet, Rupert District [Port Alice                      Licence #
- Log handling & storage]                                 # 1406050       107617

That part of Block B of District Lot 819, Rupert                          Licence #
District [Holberg - Boat moorage and launch]              # 1406692       105012

That part of District Lot 1982; together with
unsurveyed foreshore or land covered by water being
part of the bed of Frazer Bay, Range 1, Coast                             Licence #
District [Log handling]                                   # 1407101       109449

That part of Blocks A and B of District Lot 307,                          Licence #
Rupert District [Michelson Point - Log Dump]              # 1408338       105635

All that unsurveyed foreshore or land covered by
water being part of the bed of Stafford Lake, Range                       Licence #
1, Coast District [Heli drop sites, booming & storage]    # 1412178       109974

That part of district lot 1145, together with
unsurveyed foreshore or land covered by water being
part of the bed of Harrison Lake, Yale Division of
Yale District [Harrison Lake, S of Silver Ck, N of                        Licence #
Bear Ck - Heli drop zones]                                # 2407187       237634

District Lot 103 together with adjoining unsurveyed
foreshore or land covered by water, being part of
the bed of Smith Inlet, all in Range 2, Coast
District [Piper River - Log dump, bundling, storage,                      Licence #
dock and camp barge moorage]                              # 5404489       515198

Unsurveyed foreshore or land covered by water, being
part of the bed of Yeo Cove, Range 3, Coast District                      Licence #
[Log storage & float camp]                                # 5404857       514704

Unsurveyed foreshore or land covered by water being
part of the bed of Ingram Bay, Spiller Inlet, Range 2,
Coast District [Log handling, storage, float camp &                       Licence #
dock]                                                     # 5405106       514874

Those parcels or tracts of land adjacent to Ingram
Creek and Spiller Inlet, Range 2, Coast District
[Dryland sort, log storage, repair shop, waste site,                      Licence #
water tank & fuel]                                        # 5406043       514895

All that parcel or tract of land in the vicinity of
District Lot 134, Range 3, Coast District [Yeo                            Licence #
Island, Dove Pt - Campsite]                               # 5406130       514825

All those five sites or parcels of land consisting of
unsurveyed foreshore or land covered by water being
part of the bed of Dean Channel, Range 3, Coast                           Licence
District [Kimsquit - Heli Drop zones]                     # 5406287       # 515061

Unsurveyed foreshore or land covered by water being
part of the bed of Mathieson Channel, Range 3, Coast                      Licence
District [McPherson Creek - Log storage]                  # 5406428       # 515292

All that foreshore or land covered by water being part
of the bed of Gordon Cove, Queen Charlotte District                       Licence
[Log dumping & storage]                                   # 6403419       # 633321

LEGAL DESCRIPTION [LOCATION/OPERATION]                      FILE #         DOCUMENT #
--------------------------------------                      ---------      ----------
Unsurveyed foreshore or land covered by water being
part of the bed of Griffin Passage, Range 3, Coast                         Licence #
District [Log dumping, storage, breakwater & wharf]         # 6404952      704226

All that unsurveyed Crown foreshore being part of the
bed of Sheep Passage, within Range 3, Coast District                       Licence #
[Sheep Passage .. Log dumping, handling & storage]          # 6405949      740642

All that unsurveyed Crown foreshore being part of the
bed of Thurston Harbour, Queen Charlotte District                          Lease #
[Thurston Harbour - Log handling & storage]                 # 6406149      740643

All that unsurveyed Crown foreshore being part of the
bed of Green Inlet, Range 3, Coast District [Green Inlet,
Baffle Point - Log Storage, Barge load & Heli drop                         Licence #
zones]                                                      # 6406212      740638

All that unsurveyed Crown foreshore being part of the
bed of James Bay, Range 3, Coast District [Log dump,                       Licence #
sort, barge moorage]                                        # 6406214      635184

Unsurveyed Crown foreshore being part of the bed of
Griffin Passage, Range 3, Coast District [E of                             Licence #
Griffin Lake - log handling]                                # 6406406      635172

Unsurveyed Crown foreshore being part of the bed of
Mathieson Channel, Range 3, Coast District [Hird                           Licence #
Point - Log handling]                                       # 6406407      635439

All that foreshore of land covered by water being part
of the bed of Aaltanhash Inlet, Range 4, Coast District                    Licence #
[Log handling]                                              # 6406408      635037

All that foreshore of land covered by water being part of
the bed of Klekane Inlet, Range 4, Coast District                          Licence #
[Klekane Inlet, W shore, E of Scow Bay - log handling]      # 6406409      635076

Saltair Sawmill - Millsite, jackladder, chip barge
storage, barge loading, boom breakdown and log              # 0081822      107564
storage

Ladysmith Marina, (Ivy Green) - commercial marina           # 0114642      109797

Woods Island, across from Ladysmith sawmill - Log
Storage                                                     # 0128587      105568

Tahsis sawmill - sawmill , log handling and marina
purposes                                                    # 0157142      105393

Harrison Lake - Log handling and storage                    # 0160406      237517

Head Bay - Garage, docking facility, log dumping,
booming & storage                                           # 0202227      104912

Tahsis Inlet - Log Booming & Storage                        # 0205654      101662

Tahis Inlet, West Bay - Log storage                         # 0207943      120272

Jacklah Bay - Log booming & storage                         # 0210462      102824

Maurelle Island, Calm Channel - Log dumping, booming &
storage                                                     # 0233710      105345

Blowhole Bay - Moorage, Dryland Sort, log dump, booming
& storage                                                   # 0236752      105561

Kilbella Bay - Log booming and loading                      # 0249061      512739

Santiago Creek - Log booming storage & boat house           # 0253976      105300

Kendrick Inlet - Log dumping, booming & storage             # 0257490      100882

LEGAL DESCRIPTION [LOCATION/OPERATION]                   FILE #       DOCUMENT #
--------------------------------------                   ---------    ----------
Jacklah Bay - Log storage & booming                      # 0257508    100732

McCurdy Creek - Log dumping & storage                    # 0257509    105322

Tahsis Inlet - Log storage                               # 0271327    101403

Jacklah - Log storage                                    # 0279515    103515

Tahsis, 230 Head Bay Rd - scow berths & log storage      # 0279943    103141

Matchlee Bay - Log storage                               # 0282016    120212

Plumper Harbour - Log storage                            # 0293032    105700

Hanna Channel - Log storage                              # 0298449    107545

McCurdy Creek - Log storage, float & moorage water
lot                                                      # 0306435    105563

Tahsis - Power line                                      # 0308613    1927

Port Eliza - Log dump, storage, booming ground &
boat tie up                                              # 0313069    104876

Nesook Bay - Log handling                                # 0324552    104502

Houston Creek - Log handling                             # 0324553    104925

Zeballos Inlet - Log dump, booming & storage             # 0324740    105519

Espinosa Inlet - Log dump, boom & storage, wharf &
float camp                                               # 0327268    109155

Tsowwin River - Log dumping, booming, storage & dock     # 0327789    106595

Tahsis Inlet, N of Mozino Pt - Log dumping booming &
storing                                                  # 0332211    105336

Muchalat Inlet - Log storage                             # 0347226    106088

Blowhole Bay - Log storage                               # 0348803    106325

Ladysmith, Burleith Arm - Log Storage & Sorting          # 1400256    103451

Ladysmith, Woods Island - Log Storage                    # 1400257    109117

Woods Island, across from Saltair sawmill - Log
Storage                                                  # 1400984    107523

Kleeptee, Williamson Passage - Log handling &
storage                                                  # 1402115    109796

Houston River - Log handling, booming and storage        # 1402799    100748

Jacklah Bay - log storage                                # 1402800    103172

Plumper Harbour - Log dumping & storage                  # 1402943    101394

Ladysmith, Burleith Arm - Log Sorting                    # 1404231    107632

Zeballos, Campsite - Residential, light industry         # 1404832    105721

Gold River Pit - Gravel quarry, sawmill, asphalt
plant                                                    # 1405228    107686

Zeballos - log dumping, booming & storage, wharf &
scow grid                                                # 1405380    103981

Gold River, Log dump - log dumping, handling and
storage                                                  # 1408097    105637

Gold River, Dryland Sort - Dryland Sort                  # 1408328    105811

Silverado - Log dump, booming, barge grid, dock, ramp
& habitat compensation reef                              # 1408725    108702

Bligh I., Fidalgo Passage - Log dumping booming &
storage                                                  # 1408835    109077

Gold River, VIH Heli facility - Helicopter facility
(office, hanger, landing area, fuel tanks)               # 1408858    107782

Tahsis Inlet, N of Tahsis Narrows - Tie Up for heli
barges                                                   # 1409389    107789

Hanna Channel - Log storage & booming                    # 1409470    108834

Kings Passage - Heli water drop and log storage          # 1409684    109267

LEGAL DESCRIPTION [LOCATION/OPERATION]                   FILE #       DOCUMENT #
--------------------------------------                   ---------    ----------
Harrison Lake - Log handling                             # 2404220    237263

Harrison Lake, Long Island - Log handling & storage      # 2407941    238140

Sheemahant - Log handling, storage, Floating logging
camp, docks & barge ramp                                 # 5400801    514683

Owikeno Lake, 1st Narrows - Log Dump, storage, booming,
floats, dock & barge ramp                                # 5401882    704363

Shotbolt Bay, West shore - Log storage, barge and ship
loading                                                  # 5402061    512106

Kilbella Bay - Log sorting, bundling, dumping & barge    # 5402417    515180

Owikeno Lake - Log handling, storage & loadout           # 5405641    514667

Sheemahant - Airstrip & Logging Camp                     # 5405685    514870

Machmell - Campsite                                      # 5405687    514862

Owikeno Lake, east of first narrows - Heli water drop
sites, temp booming area                                 # 5406506    704395

Tahsis Inlet - Log storage & booming                     # 0235216    120294

Tahsis Inlet - Log storage                               # 0235217    104304

SQUAMISH PULP MILL

LOCATION/OPERATION                                       FILE #       DOCUMENT #
--------------------------------------                   ---------    ----------
[WoodFibre, Squamish Pulpmill - Log storage, barge                    Lease #
moorage]                                                 # 0044927    233113

Lot 2804, Group 1, New Westminster District [WoodFibre,               Lease #
Watts Pt 1 - Log storage]                                # 0138766    231574

District Lot 6001, Group 1, New Westminster District                  Lease #
[WoodFibre, Watts Pt #2 - Log storage & booming]         # 0158375    238401

Block A of District Lot 6053, Group 1, New Westminster                Lease #
District [WoodFibre, N. Bluffs - Log storage]            # 0167009    234399

District Lot 3279, Group 1, New Westminster District                  Lease #
[WoodFibre, S. Bluff - Log storage]                      # 0311786    233410

District Lot 3231, Group 1, New Westminster District                  Lease #
[WoodFibre, Watts IV - Log Handling]                     # 2402937    236807

Block A of District lots 6847 and 7790, Group I, New
Westminster District [Silverdale - Barge loading, log                 Lease #
Storage & handling of wood products]                     # 0348756    238239

District Lot 7758, Group 1, New Westminster District                  Lease #
[Silverdale - Log Storage]                               # 2404873    235156

                              PORT AUTHORITY LEASES

NORTH FRASER PORT AUTHORITY

LOCATION/OPERATION                                                       DOCUMENT #
------------------                                                       -----------
Vancouver Sawmill - Sawmill                                              L # NF05004

Vancouver Sawmill - Sawmill scow moorage and barge loading facilities    L # NF05005

Vancouver Sawmill - Sawmill, scow berth, pond, sort area & floats        L # NF05006

Vancouver Sawmill - Sawmill                                              L # NF05007

Vancouver Sawmill - Mill site, pond & log pockets                        L # NF05008

Silvertree Sawmill - Scow Moorage area and related piles and
dolphins                                                                 L # NF05021

Silvertree Sawmill - Barge mooring                                       L # NF05022

Silvertree Sawmill - millsite                                            L # NF05023

Silvertree Sawmill - Log sorting and/or holding grounds                  L # NF05025

Silvertree Sawmill - Maintenance and operation of a log holding area     L # NF05062

Richmond Lumber Sales - A wharf site and scow berth, and related
works and structures.                                                    L # NF05073

Richmond, ABC - Storage, Booming                                         L # NF05035

Mitchell Island - log storage and booming area                           L # NF05038

Richmond, No Sag - Log boom storage                                      L # NF05083

Twigg Island - Storage, Booming                                          L # NF05089

F&K, Eburne Island - Scow Moor, Store, Boom                              L # NF05090

Burnaby, Big Bend - Log storage & booming                                L # NF08004

FRASER RIVER PORT AUTHORITY

LOCATION/OPERATION                                                     DOCUMENT #
------------------                                                     ----------
Surrey, AP#10, Port Mann - Log storage                                 L # W32-00

Surrey, AP#3 - Log Storage                                             L # W32-02

AP #2, Pitt River - Storage                                            L # W32-06

AP #1, Pitt River - Storage                                            L # W32-07

Poplar Island - Storage                                                L # W32-09

Surrey, Port Mann, AP # 9 - Storage                                    L # W32-11

Surrey, AP#5, Wing Dam - Booming, storage                              L # W32-12

Barnston Island, AP # 7 - Log storage                                  L # W32-14

New Westminster, Evco - log storage                                    L # W32-18

NANAIMO PORT AUTHORITY

LOCATION/OPERATION                                                        DOCUMENT #
------------------                                                       -------------
Nanaimo, Duke Point Sawmill - Barge Loadout (Lot 1, Part Plan VIP        L # NH#1 &
42197 NLD & Part Lot 447)                                                447

Nanaimo Sawmill - Log Storage                                            L # NH#106

Nanaimo Sawmill - Sawmill site                                           L # NHC FL
                                                                         300

Nanaimo Sawmill -                                                        L # NH#103

                              SPECIAL USE PERMITS-
                               MINISTRY OF FORESTS

LOCATION/OPERATION                        PERMIT #   FOREST DISTRICT
---------------------------------------   --------   -----------------------------
Kimsquit - Camp & Air Strip               SUP11637   North Island - Central Coast
                                                     Forest District

MacNair - Log dump & Dryland sort         SUP17712   North Island - Central Coast
                                                     Forest District

MacNair - Dryland sort waste disposal     SUP17719   North Island - Central Coast
site                                                 Forest District

Brodick Creek - Dryland sort and          SUP17737   Campbell River Forest
logging camp site                                    District

MacNair - Rock quarry                     SUP21783   North Island - Central Coast
                                                     Forest District

Tom Bay - DLS, camp & shop, waste         SUP23407   North Island - Central Coast
disposal site                                        Forest District

Heydon Bay - Dryland sort                 SUP11656   Campbell River Forest
                                                     District

Botel Lake - Solid waste disposal site    SUP20138   North Island - Central Coast
                                                     Forest District

San Josef - Rock quarry                   SUP20991   North Island - Central Coast
                                                     Forest District

Pegattem Cr - Road surfacing quarry       SUP21086   North Island - Central Coast
                                                     Forest District

Yeo Island - Gravel pit & rock quarry     SUP21571   North Island - Central Coast
                                                     Forest District

Yeo Island - DLS waste disposal           SUP21854   North Island - Central Coast
                                                     Forest District

Varney Main - Gravel pit                  SUP22316   North Island - Central Coast
                                                     Forest District

Michelson Point - Log Dump                SUP22366   North Island - Central Coast
                                                     Forest District

Jeune Landing - Gravel pit                SUP22486   North Island - Central Coast
                                                     Forest District

Mount Pickering - Repeater site           SUP22600   North Island - Central Coast
                                                     Forest District

Holberg - Disposal, solid waste           SUP22785   North Island - Central Coast
                                                     Forest District

William Lake - Rock quarry                SUP22885   North Island - Central Coast
                                                     Forest District

Holberg, Macjack 30 - Quarry              SUP22942   North Island - Central Coast
                                                     Forest District

James Bay - Temporary Camp, future shop   SUP23384   North Island - Central Coast
facility                                             Forest District

Koprino, Simpson 101 - Rock quarry        SUP23425   North Island - Central Coast
                                                     Forest District (possibly
                                                     South Island Forest District)

Thurburn Bay, Dump - Shop, dump &         SUP23485   North Island - Central Coast
fuel storage                                         Forest District

Roderick, DLS debris dump - DLS           SUP23532   North Island - Central Coast

Debris disposal                                      Forest District

Jordan River, Loss Ck - Rock quarry       SUP23558   South Island Forest District

Naka Creek - Dryland Sort, shop, waste    SUP23580   Campbell River Forest District
disposal & burn sites

Naka Creek - Campsite, fuel tanks         SUP23588   Campbell River Forest District

Stafford Lake - Camp & DLS waste          SUP23622   Campbell River Forest District
disposal site

Holberg, NE 66 & Br 602 - Gravel pit      SUP23678   North Island - Central Coast
                                                     Forest District

Winter Harbour, Log dump - Log dump       SUP23773   North Island - Central Coast
                                                     Forest District

Botel Mn, shop & bone yard - shop &       SUP23774   North Island - Central Coast
bone yard                                            Forest District

Holberg, South Mn - Log dump              SUP23775   North Island - Central Coast
                                                     Forest District

Koprino - Log dump & fuel station         SUP23776   North Island - Central Coast
                                                     Forest District

Koprino - Powder magazine                 SUP23777   North Island - Central Coast
                                                     Forest District

Ingersoll - Dump                          SUP23801   North Island - Central Coast
                                                     Forest District

Mahatta River - Camp, dump & boneyard     SUP23803   North Island - Central Coast
                                                     Forest District

Jeune landing, N of QDLS - Gravel pit     SUP23805   North Island - Central Coast
                                                     Forest District

Holberg, Ronning 140 - Rock Pit           SUP23970   North Island - Central Coast
                                                     Forest District

Holberg, NE Mn - Rock Pit                 SUP23979   North Island - Central Coast
                                                     Forest District

Holberg, Ronning 211 - Rock Pit           SUP23985   North Island - Central Coast
                                                     Forest District

Holberg, Quatsino Mn - Rock Pit           SUP23993   North Island - Central Coast
                                                     Forest District

Sewell - logging camp                     SUP24155   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewel - dryland sort                      SUP24156   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewell - powder magazine caps             SUP24157   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewell - powder magazine                  SUP24158   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewell - communications tower             SUP24159   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewell - temporary timber processing      SUP24160   Queen Charlotte Island
site                                                 FOREST DISTRICT

Sewell - fuel station                     SUP24161   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewell - metal recycling site             SUP24162   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewell - DLS waste site                   SUP24163   Queen Charlotte Island

                                                     FOREST DISTRICT

Sewell - dock/fuel station                SUP24164   Queen Charlotte Island
                                                     FOREST DISTRICT

Thurston Harbour - undeveloped land       SUP24165   Queen Charlotte Island
                                                     FOREST DISTRICT

Sewell - gravel pits / log dump           SUP24166   Queen Charlotte Island
                                                     FOREST DISTRICT

Kendrick Inlet - Log dump & storage       SUP03457   Campbell River Forest
                                                     District

Blowhole Bay - Log dump & camp            SUP05728   Campbell River Forest
                                                     District

Kendrick Inlet - Campsite                 SUP07189   Campbell River Forest
                                                     District

Port Eliza - Log Dump or dry land sort    SUP07190   Campbell River Forest
                                                     District

Pt Eliza, Peculiar Point - Campsite       SUP07298   Campbell River Forest
                                                     District

Oktwanch River - gravel pit & heli        SUP08056   Campbell River Forest
service landings                                     District

Sheemahant - Waste disposal, airstrip     SUP10757   North Island - Central Coast
                                                     Forest District

Kilbella Bay - Camp                       SUP10788   North Island - Central Coast
                                                     Forest District

Machmell - Airstrip, disposal site        SUP11630   North Island - Central Coast
                                                     Forest District

Kilbella Bay - Dryland Sort burn          SUP11634   North Island - Central Coast
site/disposal site                                   Forest District

Big Silver River - Campsite               SUP12927   Chilliwack Forest District

Kendrick Inlet - Landing debris dump      SUP12941   Campbell River Forest
                                                     District

Sheemahant - quarries, pits, Heli sites   SUP14078   North Island - Central Coast
& zones, explosives                                  Forest District

Beano Creek - Gravel pit                  SUP15476   Campbell River Forest
                                                     District

Plumper Harbour - Equipment storage       SUP15500   Campbell River Forest
area                                                 District

Kilbella - Gravel pit                     SUP15518   North Island - Central Coast
                                                     Forest District

Plumper Harbour - Camp                    SUP15529   Campbell River Forest
                                                     District

Harrison Lake - Rock quarry & Gravel      SUP17114   Chilliwack Forest District
pit

Port Eliza - Dryland sort waste           SUP17155   Campbell River Forest
disposal site                                        District

Machmell - Gravel pits                    SUP17716   North Island - Central Coast
                                                     Forest District

Maurelle Island, Calm Channel - Dryland   SUP20014   Campbell River Forest
Sort & Log dump                                      District

Houston River - Waste Disposal Site       SUP21606   Campbell River Forest
                                                     District

Nesook Bay - Dryland Sort & shop site     SUP21625   Campbell River Forest

                                                     District

Gold River, Camp site - Campsite          SUP21626   Campbell River Forest
                                                     District

Tsowwin Narrows, DLS - Log dump,          SUP22497   Campbell River Forest
dryland sort, shop & fuel storage                    District

Muchalat Inlet - Dryland sort, camp,      SUP22498   Campbell River Forest
shop & boneyard                                      District

West Tahsis Inlet - Log dump & dryland    SUP22499   Campbell River Forest
sort                                                 District

Head Bay - Dryland sort & dump            SUP22500   Campbell River Forest
                                                     District

Silverado Creek - Dryland Sort            SUP22555   Campbell River Forest
                                                     District

Callaghan Main, West - Gravel pits        SUP22646   Sunshine Coast Forest
                                                     District

Rutherford Creek - Dryland Sort           SUP22948   Sunshine Coast Forest
                                                     District

Little Zeballos R - Log dump, dryland     SUP23037   Campbell River Forest
sort & waste disposal                                District

Head Bay - Waste disposal site            SUP23182   Campbell River Forest
                                                     District

Squamish, Calalaghan - Rock quarry        SUP23474   Squamish Forest District

West Tahsis, DLS - DLS Refuse site        SUP23562   Campbell River Forest
                                                     District

Owikeno Lake, NE of Phinney Ck - Log      SUP23595   North Island - Central Coast
dump or DLS                                          Forest District

Harrison Lake, Clear Ck FSR - Gravel      SUP23618   Chilliwack Forest District
Pit

Blowhole Bay - Waste disposal site for    SUP23681   Campbell River Forest
DLS refuse                                           District

SQUAMISH PULP MILL

WoodFibre, Mill Ck - Garbage dump         SUP7103    Squamish Forest District

                       WATER LICENCES AND RELATED PERMITS

Water licences and permits, all of which are presently held by Western Pulp Inc. as a general partner of and on behalf of Western Pulp Limited Partnership.

SQUAMISH PULP MILL

                                           LICENSE AND
ISSUED TO                                 PERMIT NO.'S.     DATE ISSUED     DESCRIPTION
---------                                 -------------     -----------     -----------
Whalen Pulp and Paper Mills Limited       F.W.L. 4896       Aug. 5/25       Sylvia Lake

Whalen Pulp and Paper Mills Limited       F.W.L. 4897       Aug. 5/25       Sylvia Lake

Whalen Pulp and Paper Mills Limited       Permit            Nov. 9/22       App. to Lot 2351
                                                                            N.W.D.

B.C. Pulp and Paper Company Limited       F.W.L. 7218       Dec. 16/29      Woodfibre Creek

Whalen Pulp and Paper Mills Limited       Permit            Aug. 31/21      Part of Lots 1337 &
                                                                            3359, N.W.D.

B.C. Pulp and Paper Company Limited       F.W.L. 7219       Dec. 16/29      Sulphite Creek

Whalen Pulp and Paper Mills Limited       Permit            Aug. 31/21      Part of Lot 1337

B.C. Pulp and Paper Company Limited       F.W.L. 7220       Dec. 16/29      Woodfibre Creek

Alaska Pine and Cellulose Ltd.            F.W.L. 17264      May 1/59        Henriette Lake

Alaska Pine and Cellulose Ltd.            Permit 4512       May 1/59        Crown land around
                                                                            Henriette Lake

Rayonier Canada Ltd.                      F.W.L. 17345      Feb. 1/60       Sylvia Lake

Rayonier Canada Ltd.                      Permit 4607       Feb. 1/60       Crown land in Group 1,
                                                                            N.W.D.

Rayonier Canada Ltd.                      F.W.L. 17346      Feb. 1/60       Henriette Lake

Rayonier Canada Ltd.                      F.W.L. 17347      Feb. 1/60       Mill Creek

Rayonier Canada Ltd.                      Permit 4606       Feb. 1/60       Lot l337, N.W.D.

Rayonier Canada Ltd.                      F.W.L. 17348      Feb. 1/60       Henriette Lake

Rayonier Canada Ltd.                      Permit 4605       Feb. 1/60       Lots 1337 7 3359
                                                                            Group 1, N.W.D.

Rayonier Canada Ltd.                      F.W.L. 17350      Feb. 1/60       Woodfibre Creek

B.C. Pulp and Paper Company Limited       Permit            June 21/28      Lot 2351, N.W.D.

Rayonier Canada Ltd.                      F.W.L. 17351      Feb. 1/60       Henriette Lake

Rayonier Canada Ltd.                      Permit 4608       Feb. 1/60       bed of Henriette
                                                                            Lake and Lot 3357

                                          LICENSE AND
ISSUED TO                                 PERMIT NO.'S.      DATE ISSUED     DESCRIPTION
---------                                 -------------      -----------     -----------
Rayonier Canada (B.C.) Ltd.               F.W.L. 44329       June 16/75      Woodfibre Creek

Rayonier Canada (B.C.) Ltd.               F.W.L. 44330       June 16/75      Mill Creek

                              ENVIRONMENTAL PERMITS

SQUAMISH PULP MILL

LOCATION                        PERMIT #                         TYPE
--------                        --------                   -----------------
Woodfibre                       PE-01239                        Effluent

Woodfibre                       PA-01647                          Air

Woodfibre                       PE-02334                        Effluent

Woodfibre                       PR-07322                   Refuse (Landfill)